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                                                                      EXHIBIT 28

  MERRILL LYNCH CAPITAL CORPORATION             BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH      BEAR STEARNS CORPORATE LENDING INC.
             INCORPORATED                          383 MADISON AVENUE
       4 WORLD FINANCIAL CENTER                 NEW YORK, NEW YORK 10197
             NORTH TOWER
          NEW YORK, NY 10080

                                                             HIGHLY CONFIDENTIAL

                                                                 October 8, 2006

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714
Attention: Victoria D. Salhus,
           Senior Vice President,
           Deputy General Counsel and Secretary

                              Project Central Park
                       Credit Facilities Commitment Letter

Ladies and Gentlemen:

          You, Cablevision Systems Corporation, a Delaware corporation ("you" or "Central Park"), have advised Merrill Lynch Capital Corporation ("Merrill Lynch"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), Bear Stearns Corporate Lending Inc. ("BSCL") and Bear, Stearns & Co. Inc. ("BSC") that you intend to undertake a going private recapitalization of Central Park by consummating the Specified Transactions described in Exhibit A hereto. The sources and uses of the funds necessary to consummate the Specified Transactions and the other transactions contemplated hereby are set forth on Schedule I to this Commitment Letter. For purposes of this Commitment Letter, Merrill Lynch, MLPF&S, BSC and BSCL are collectively referred to as the "Banks", "we" or "us" and individually as a "Bank".

          In addition, you have advised Merrill Lynch, MLPF&S, BSC and BSCL that, in connection with the consummation of the Specified Transactions:

     (a) Super Holdco (as defined in Exhibit A hereto) will raise gross cash proceeds of not less than $1.13 billion from either (A) the issuance of a to-be-determined combination of unsecured senior fixed and floating rate notes (the "Super Holdco

          Senior Notes") due not earlier than ten years from the date of issuance and having no scheduled principal payments prior to maturity (the "Super Holdco Senior Note Offering") or (B) the draw down under an unsecured senior interim loan (the "Super Holdco Interim Loan") that would be anticipated to be refinanced with debt securities substantially similar to the Super Holdco Senior Notes (the "Super Holdco Take-out Securities");

     (b) CSC (as defined in Exhibit A hereto) will enter into senior secured credit facilities in the aggregate amount of $7.75 billion (the "CSC Senior Credit Facilities"), consisting of (i) a $1.0 billion term A loan facility (the "Term Loan A Facility"), (ii) a $5.75 billion term B loan facility (the "Term Loan B Facility", and together with the Term Loan A Facility, the "Term Loan Facilities") and (iii) a $1.0 billion revolving loan facility (the "Revolving Loan Facility");

     (c) Intermediate Holdco (as defined in Exhibit A hereto) will raise gross cash proceeds of not less than $900.0 million from either (A) the issuance of a to-be-determined combination of unsecured senior fixed and floating rate notes (the "Intermediate Holdco Senior Notes") due not earlier than eight years from the date of issuance and having no scheduled principal payments prior to maturity (the "Intermediate Holdco Senior Note Offering") or (B) the draw down under an unsecured senior interim loan (the "Intermediate Holdco Interim Loan") that would be anticipated to be refinanced with debt securities substantially similar to the Intermediate Holdco Senior Notes (the "Intermediate Holdco Take-out Securities");

     (d) RPH (as defined in Exhibit A hereto) will raise gross cash proceeds of not less than $780.0 million from either (A) the issuance of a to-be-determined combination of unsecured senior fixed and floating rate notes (the "RPH Senior Notes", and together with the Super Holdco Senior Notes and the Intermediate Holdco Senior Notes, the "Senior Notes") due not earlier than eight years from the date of issuance and having no scheduled principal payments prior to maturity (the "RPH Senior Note Offering", and together with the Super Holdco Senior Note Offering and the Intermediate Holdco Senior Note Offering, the "Senior Notes Offerings") or (B) the draw down under an unsecured senior interim loan (the "RPH Interim Loan", and together with the Super Holdco Interim Loan and the Intermediate Holdco Interim Loan, the "Interim Loans") that would be anticipated to be refinanced with debt securities substantially similar to the RPH Senior Notes (the "RPH Take-out Securities");

     (e) RNS (as defined in Exhibit A hereto) will enter into senior secured credit facilities in the aggregate amount of $1.1 billion (the "RNS Senior Credit Facilities"), consisting of (i) an $800.0 million term B loan facility (the "RNS Term Loan B Facility") and (ii) a $300.0 million revolving loan facility (the "RNS Revolving Loan Facility"); and

     (f) RPP (as defined in Exhibit A hereto) will enter into senior secured credit facilities in the aggregate amount of a $700.0 million (the "RPP Senior Credit Facilities", and together with the CSC Senior Credit Facilities and the RNS Senior Credit Facilities, the "Senior Facilities"), consisting of (i) a $500.0 million term B loan facility (the "RPP Initial Term Loan B Facility"), (ii) a $150.0 million delayed draw term B loan facility (the "RPP Delayed Draw Term Loan B

          Facility") and (iii) a $50.0 million revolving loan facility (the "RPP Revolving Loan Facility").

The Super Holdco Interim Loan, the CSC Senior Credit Facilities, the Intermediate Holdco Interim Loan, the RPH Interim Loan, the RNS Senior Credit Facilities and the RPP Senior Credit Facilities are collectively referred to herein as the "Credit Facilities".

The proceeds of the CSC Senior Credit Facilities, the Super Holdco Senior Notes (or the Super Holdco Interim Loan), the Intermediate Holdco Senior Notes (or the Intermediate Holdco Interim Loan), the RPH Senior Notes (or the RPH Interim
Loan), the RNS Senior Credit Facilities and the RPP Senior Credit Facilities will be applied (i) to effect the Specified Transactions and (ii) to pay fees and expenses in connection therewith.

The Specified Transactions, the Super Holdco Senior Note Offerings (if any are consummated), the Intermediate Holdco Senior Note Offerings (if any are consummated), the RPH Senior Note Offerings (if any are consummated), the entering into and borrowings under the Credit Facilities by the parties herein described, the other transactions contemplated hereby entered into and consummated in connection with the Specified Transactions and the payment of any related fees and expenses are herein collectively referred to as the "Transactions".

          You have requested that Merrill Lynch and BSCL consider the package of financings described above and commit to provide the Credit Facilities to finance in part the Specified Transactions and to pay certain related fees and expenses.

          Accordingly, subject to the terms and conditions set forth below, Merrill Lynch, MLPF&S, BSC and BSCL hereby agree with you as follows:

          1. Commitments.

(a) (i) Merrill Lynch hereby commits to provide to CSC 50% of the aggregate principal amount of the CSC Senior Credit Facilities and (ii) BSCL hereby commits to provide to CSC 50% of the aggregate principal amount of the CSC Senior Credit Facilities, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the CSC Senior Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit B (the "CSC Senior Credit Facilities Term Sheet").

(b) (i) Merrill Lynch hereby commits to provide to Super Holdco an amount equal to 50% of the aggregate principal amount of the Super Holdco Interim Loan and
(ii) BSCL hereby commits to provide to Super Holdco an amount equal to 50% of the aggregate principal amount of the Super Holdco Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the Super Holdco Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit C (the "Super Holdco Interim Loan Term Sheet").

(c) (i) Merrill Lynch hereby commits to provide to Intermediate Holdco an amount equal to 50% of the Intermediate Holdco Interim Loan and (ii) BSCL hereby commits to provide to Intermediate Holdco an amount equal to 50% of the aggregate principal amount of the Intermediate Holdco Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the Intermediate Holdco Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit D (the "Intermediate Holdco Interim Loan Term Sheet").

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(d) (i) Merrill Lynch hereby commits to provide to RPH 50% of the aggregate principal amount of the RPH Interim Loan and (ii) BSCL hereby commits to provide to RPH 50% of the aggregate principal amount of the RPH Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the RPH Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit E (the "RPH Interim Loan Term Sheet", and together with the Super Holdco Interim Loan Term Sheet and the Intermediate Holdco Interim Loan Term Sheet, the "Interim Loan Term Sheets").

(e) (i) Merrill Lynch hereby commits to provide to RNS 50% of the aggregate principal amount of the RNS Senior Credit Facilities and (ii) BSCL hereby commits to provide to RNS 50% of the aggregate principal amount of the RNS Senior Credit Facilities, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the RNS Senior Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit F (the "RNS Senior Credit Facilities Term Sheet").

(f) (i) Merrill Lynch hereby commits to provide to RPP 50% of the aggregate principal amount of the RPP Senior Credit Facilities and (ii) BSCL hereby commits to provide to RPP 50% of the aggregate principal amount of the RPP Senior Credit Facilities, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the RPP Senior Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit G (the "RPP Senior Credit Facilities Term Sheet").

The CSC Senior Credit Facilities Term Sheet, the Super Holdco Interim Loan Term Sheet, the Intermediate Holdco Interim Loan Term Sheet, the RPH Interim Loan Term Sheet, the RNS Senior Credit Facilities Term Sheet and the RPP Senior Credit Facilities Term Sheet are collectively referred to as the "Term Sheets" and each as a "Term Sheet".

The commitments of each of Merrill Lynch and BSCL hereunder are subject to the negotiation, execution and delivery of definitive documentation governing each of the Credit Facilities consistent with the terms and conditions set forth herein and in the Term Sheets and otherwise reasonably satisfactory to you and us (collectively, the "Loan Documents"). Please note that all material terms and conditions of the commitments of each of Merrill Lynch and BSCL are set forth herein, and in the Term Sheets and the Fee Letter; it being understood and agreed that all the terms and conditions of such commitments are not limited to those set forth herein or in the Term Sheets. Those matters that are not covered or made clear herein or in the Term Sheets or the Fee Letter are subject to the mutual agreement of the parties.

          2. Syndication. We reserve the right and intend, prior to or after the execution of the Loan Documents, to syndicate all or a portion of our commitments related to each Credit Facility to one or more financial institutions in consultation with you (together with Merrill Lynch and BSCL, the "Lenders"), and you agree to provide the Lead Arrangers (as defined below) with a period of at least 30 consecutive days following the launch of the general syndication of the Credit Facilities and immediately prior to the Closing Date to syndicate the Credit Facilities; provided, however, that any such syndication of the Commitments related to any Interim Loan prior to the execution of the Loan Documents for such Interim Loan shall not result in Merrill Lynch, BSCL and any other entity with a bookrunning manager role in respect of such Interim Loan (or such entity's affiliate that is a Lender thereunder) (such entity referred to as "Other Interim Loan Bookrunner") holding in the aggregate less than 51% of the aggregate amount of such Interim Loan made on the Closing Date. Notwithstanding anything to the contrary contained herein, any assignments of any Interim Loan by any Lender thereunder (including Merrill Lynch, BSCL and any Other Interim Loan Bookrunner) on or following the Closing Date shall be governed by the provisions in the section entitled "Assignments and Participations" set forth in the applicable Interim Loan Term Sheet. Upon any such additional Lender issuing its commitment to provide a portion of any of the Credit Facilities, Merrill Lynch and BSCL, in each case shall be released on a pro rata basis from a portion of their commitment in respect of such Credit Facility in an aggregate amount equal to the commitment of such Lender.

          It is understood and agreed that (a) MLPF&S (or one of its affiliates) and BSC (or one of its affiliates) shall act as joint lead arrangers and bookrunning managers (in such capacities, the "Lead Arrangers") of and syndication agents and documentation agents for the Credit Facilities and (b) either Merrill Lynch or BSC or both shall act as sole and exclusive administrative agent for one or more of the Credit Facilities (in such capacity, the "Administrative Agents").

          Subject to the immediately succeeding paragraph, (a) any agent or arranger titles (including co-agents) awarded to other Lenders for any Credit Facility are subject to the Lead Arrangers' prior approval and shall not entail any role with respect to the matters referred to in this paragraph or in paragraph 1 above without the Lead Arrangers' prior consent, and (b) you agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in any of the Credit Facilities or in any other respect in connection with the financing of the Specified Transactions.

          It is understood and agreed that, subject to the immediately succeeding paragraph, you may appoint additional arranger titles other than lead arrangers (including co-agents) to other lenders, underwriters, initial purchasers or placement agents in connection with a Credit Facility, provided that (i) no more than two additional bookrunner or equivalent titles or roles may be awarded in connection with any one Credit Facility, (ii) each of (x) Merrill, MLPF&S or their respective affiliates, taken as a whole, and (y) BSC, BSCL or their respective affiliates, taken as a whole, shall be offered equal and no less than 25% of the total economics in connection with each such Credit Facility and (iii) no additional arranger, agent, manager, underwriter, initial purchaser, placement agent or bookrunner shall be offered economics greater than Merrill, MLPF&S, BSC or BSCL in connection with any Credit Facility.

          It is further understood and agreed that: (a) with respect to any marketing, legal or informational material in connection with the Credit Facilities, either MLPF&S's name or BSC's name shall receive "top-left" placement and (b) MLPF&S and BSC shall be the only joint Lead Arrangers with respect to the Credit Facilities (it being further understood and agreed no other entity shall receive "middle" (between MLPF&S's and BSC's) placement on any such marketing, legal or informational materials in connection with any of the Credit Facilities).

          The Lead Arrangers (or their respective affiliates) will manage all aspects of the syndication of each Credit Facility (in consultation with you), including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders (which are likely not to be pro rata across facilities among Lenders) for each Credit Facility, and will perform all functions and exercise all authority as is customarily performed and exercised in the capacities of lead arranger, book running manager and syndication agent and documentation agent, including selecting counsel for the Lenders and negotiating the Loan Documents. You understand that we intend to commence the separate syndication of each of the Credit Facilities promptly, and you agree actively to assist us in achieving a timely syndication that is reasonably satisfactory to you and us. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between senior management, advisors and affiliates of Central Park and its restricted subsidiaries on the one hand, and the proposed Lenders on the other hand, and Central Park and its restricted subsidiaries and affiliates hosting, with us, one or more meetings with prospective Lenders at such times and places as the Lead Arrangers may reasonably request. You agree, upon our request, to (a) provide, and use commercially reasonable efforts to cause your affiliates and advisors to provide, to us all information available to you and reasonably requested by us to successfully complete the syndication, including the information and projections (including updated projections) contemplated hereby, and (b) assist, and use commercially reasonable efforts to cause your affiliates and advisors to assist, us in the preparation of one or more Confidential Information Memoranda and other marketing materials (the contents of which you shall be solely responsible for and which may include separate "public" and "private" memoranda in customary form as further described below) to be used in connection with the syndication, including using commercially reasonable efforts to make available representatives of Central Park and its restricted subsidiaries, RNS and its restricted subsidiaries and RPP and its restricted subsidiaries for due diligence and road shows. You also agree to use your commercially reasonable efforts to ensure that our syndication efforts benefit materially from your (and your affiliates') existing lending relationships. Each Lead Arranger reserves the right to engage the services of its respective affiliates in furnishing the services to be performed as contemplated herein and to allocate (in whole or in part) to any such affiliates any fees payable to it in such manner as it and its affiliates may agree in their sole discretion.

          3. Fees. As consideration for our commitments hereunder and our undertakings to arrange, manage, structure and syndicate the Credit Facilities, you agree to pay or cause to be paid to us the fees set forth in the Fee Letter as and when payable thereunder.

          4. Conditions. Our commitments and undertakings hereunder are subject to the conditions set forth elsewhere herein, in the Term Sheets and in Exhibit H attached hereto.

          5. Information and Investigations. You hereby represent and covenant that (a) all information and data (excluding financial projections) that have been or will be made available by you, or on your behalf by any of your affiliates, representatives or advisors, to us or any Lender (whether before or after the date hereof) in connection with the Transactions (the "Information"), taken as a whole, is and will be complete and correct in all material respects and does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) all financial projections, forecasts and other forward-looking information concerning Central Park and its subsidiaries and the Transactions (the "Projections") that have been made or will be prepared by you or on behalf of you by any of your affiliates, representatives or advisors and that have been or will be made available to us or any Lender in connection with the Transactions have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the consummation of the Merger and the initial funding under any of the Credit Facilities (the "Closing Date") and, if reasonably requested by us, for a reasonable period thereafter necessary to complete the syndication of the Credit Facilities so that the representation and covenant in the preceding sentence remain correct. In syndicating the Credit Facilities we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

          You hereby acknowledge that (a) Merrill Lynch, MLPF&S, BSC and/or BSCL will make available Information and Projections (collectively, "Borrower Materials") to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the proposed Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers (as defined in the Term Sheets) or their respective securities) (each, a "Public Lender"). You hereby agree that (w) you will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and include a reasonably detailed term sheet among such Borrower Materials and that all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC", you shall be deemed to have authorized Merrill Lynch, MLPF&S, BSC, BSCL and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; and
(y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Lender". Merrill Lynch, MLPF&S, BSC and BSCL shall be entitled, and hereby agree, to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Lender". The provisions of this paragraph are subject to, and do not qualify, our obligations under paragraph 8 below with respect to information. We shall not be liable for or in connection with the transmission of any materials by electronic means.

          6. Indemnification. You agree to indemnify and hold harmless Merrill Lynch, MLPF&S, BSC, BSCL and each other Lender and their respective officers, directors, employees, affiliates, agents and controlling persons (each of Merrill Lynch, MLPF&S, BSC, BSCL, each other Lender and each such other person being an "Indemnified Party") from and against any and all losses, claims, damages, costs, expenses and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or otherwise related to or arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheets, the Credit Facilities, the advances under the Credit Facilities, the use of proceeds of any such advances, any part of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby and will promptly reimburse each Indemnified Party for any and all expenses (including counsel fees and expenses) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of you or any of your subsidiaries, affiliates, security holders or equity holders and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent that such loss, claim, damage, cost, expense or liability is finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or any Related Person (defined below) of such Indemnified Party. You further agree not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection in any way with the transactions described in or contemplated by this Commitment Letter. For purposes hereof, a "Related Person" of an Indemnified Party means (a) any of Merrill Lynch or MLPF&S or any of their respective affiliates, or any of the officers, directors, employees, agents or controlling persons thereof if the Indemnified Party is Merrill Lynch or MLPF&S or any of their affiliates, or any of their respective officers, directors, employees, agents or controlling persons, and (b) BSC or BSCL or any of their respective affiliates, or the officers, directors, employees, agents or controlling persons thereof if the Indemnified Party is BSC or BSCL or any of their respective affiliates, or any of their respective officers, directors, employees, agents or controlling persons.

          You agree that, without the prior written consent of Merrill Lynch, MLPF&S, BSC and BSCL (which consent shall not be unreasonably withheld or delayed), neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (a) includes an unconditional written release in form and substance reasonably satisfactory to Merrill Lynch, MLPF&S, BSC and BSCL of each Indemnified Party from all liability arising out of such claim, action or proceeding and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

          In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against you or any of your subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and expenses of its legal counsel.

          7. Expenses. You agree to reimburse us and our respective affiliates for our and their reasonable expenses upon our request made from time to time (including, without limitation, all reasonable due diligence investigation expenses, syndication expenses (including printing, distribution, bank meetings, IntraLinks and comparable services), travel expenses, duplication fees and expenses, audit fees, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of Shearman & Sterling LLP (other than fees and expenses related to any Senior Notes Offering and any other offering of debt securities) (including any local counsel (if necessary) acting on our behalf) and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, collection and enforcement of this Commitment Letter, the Term Sheets, the Fee Letter and the Loan Documents and the security arrangements in connection therewith, whether or not such fees and expenses are incurred before or after the date hereof, (i) solely in the event that the Merger and initial funding under any of the Credit Facilities is consummated or (ii) to the extent that you are reimbursed by a third party for such costs and expenses.

          8. Confidentiality. This Commitment Letter, the Term Sheets, the Fee Letter, the Engagement Letter, the contents of any of the foregoing and our and/or our respective affiliates' activities pursuant hereto or thereto are confidential and shall not be disclosed by or on behalf of you or any of your affiliates to any person without our prior written consent, except that you may disclose (a) this Commitment Letter, the Term Sheets and Annexes I and II to the Fee Letter (the "Annexes") or the contents thereof or any such activities pursuant thereto and/or our affiliates' activities pursuant hereto and thereto (it being understood and agreed that in no event shall the Fee Letter (other than the Annexes) or any part thereof or the contents thereof be disclosed to any person without our prior written consent) (i) to you and your affiliates, officers, directors, employees and advisors, but only in connection with the Transactions and on a confidential need-to-know basis, (ii) to the extent required by applicable law or compulsory legal process (based on the advice of legal counsel); provided, however, that in the event of any such compulsory legal process, you agree, to the extent practicable, to give us prompt notice thereof and to cooperate with us in securing a protective order in the event of compulsory disclosure; and provided, further that, to the extent practicable, any disclosure made pursuant to public filings shall be subject to our prior review; and (iii) to any actual or prospective Lender or any actual or prospective lender or investor in connection with the financing of the Transactions, any of their respective affiliates, and any of their respective partners, officers, directors, employees, agents, accountants, attorneys or other advisors of any of the foregoing, but only in connection with the Transactions and on a confidential need-to-know basis.

          You agree that you will permit us to review and approve any reference to Merrill Lynch, MLPF&S, BSC, BSCL or any of our respective affiliates in connection with the Credit Facilities, the Transactions or any of the transactions contemplated hereby contained in any press release or similar public disclosure prior to public release. You agree that Merrill Lynch, MLPF&S, BSC and BSCL and our respective affiliates may share among us and/or with any of our respective affiliates, officers and advisors any information relating to or concerning the Transactions, you and your subsidiaries and affiliates, or any of the matters contemplated hereby, on a confidential basis. Merrill Lynch, MLPF&S, BSC and BSCL each agree to treat, and cause any of its respective affiliates and officers to treat, all non-public information provided to it by you or on your behalf as confidential information. Your obligations under this paragraph shall remain effective whether or not any Loan Documents are entered into or the

Transactions are consummated or any extensions of credit are made under the Credit Facilities or this Commitment Letter is terminated or expires.

          You should be aware that Merrill Lynch, MLPF&S, BSC and BSCL and/or our respective affiliates may be providing financing or other services to parties whose interests may conflict with yours. Merrill Lynch, MLPF&S, BSC and BSCL each agree that it will not furnish confidential information obtained from you to any of our other customers. By the same token, Merrill Lynch, MLPF&S, BSC and BSCL will not make available to you confidential information that we have obtained or may obtain from any other customer.

          Merrill Lynch, MLPF&S, BSC and BSCL each hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the "Patriot Act"), each of us and each of the other Lenders is required to obtain, verify and record information that identifies you, each of the Central Park Entities and each Loan Party (as defined in the Term Sheets), which information includes names and addresses and other information that will allow each of us or such other Lender, as applicable, to identify you, each of the Central Park Entities and each Loan Party in accordance with the Patriot Act.

          9. Termination. Our commitments hereunder are based upon the financial and other information regarding Central Park and its subsidiaries previously provided to us. Our respective commitments and undertakings hereunder shall terminate in their entirety automatically and without further notice or action on the first to occur of (A) 5:00 p.m. New York City time, on July 31, 2007, unless on or prior to such date the Transactions have been consummated and the Loan Documents evidencing the respective Credit Facilities, in form and substance reasonably satisfactory to us and the Lenders, shall have been executed and delivered by the applicable Central Park Entities, the other Loan Parties and the Lenders and the initial borrowings shall have occurred thereunder and (B) any time after the execution of the Merger Agreement and prior to the consummation of the Transactions, the date of the termination of the Merger Agreement. Our respective commitments and undertakings hereunder may also be terminated by us if you fail to perform your obligations under this Commitment Letter, the Fee Letter or the Engagement Letter referred to in Exhibit H hereto on a timely basis. Nothing herein shall be deemed to obligate Central Park to consummate the Merger, and therefore Central Park shall have the right to terminate this Commitment Letter at any time prior to the execution and delivery of the Loan Documents by written notice to Merrill Lynch, MLPF&S, BSC and BSCL. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8 and 11 hereof shall survive any termination pursuant to this Section 9.

          10. Assignment; etc. This Commitment Letter and our respective commitments and undertakings hereunder shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section 10 shall prohibit Merrill Lynch, MLPF&S, BSC and BSCL (each in their sole discretion) from (a) performing any of their duties hereunder through any of their respective affiliate or affiliates, and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate or affiliates, and (b) granting (in consultation with you) participations in, or selling (in consultation with you) assignments of all or a portion of, the commitments or the advances under the Credit Facilities pursuant to arrangements consistent with the terms and conditions hereof and of the Term Sheets and otherwise reasonably satisfactory to the Lead Arrangers. Notwithstanding the foregoing to the contrary, (a) with respect to any commitment of Merrill Lynch and BSCL under any of the Senior Facilities, any assignment of, or any agreement to assign, sell or grant a participation in, any such commitment by Merrill Lynch or BSCL (the "Credit Facility Assigning Party") shall only be effective to the extent it reduces the commitment of the non-Credit Facility Assigning Party pro rata with respect to its portion of the aggregate initial commitments under such Senior Facility and (b) with respect to any commitment of Merrill Lynch and BSCL under any of the Interim Loans, any assignment of, or any agreement to assign, sell or grant a participation in, any such commitment by Merrill Lynch or BSCL (the "Interim Loan Assigning Party") shall only be effective to the extent it reduces the commitment of the non-Interim Loan Assigning Party pro rata with respect to its portion of the aggregate initial commitments under such Interim Loan. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.

          11. Governing Law; Waiver of Jury Trial. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Commitment Letter, any of the Transactions or the performance by us or any of our respective affiliates of the services contemplated hereby. In addition, with respect to any action or proceeding arising out of or relating to this Commitment Letter or the Transactions or the performance of any of the parties hereunder, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York, New York; (b) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or Federal court; and (c) waives the defense of any inconvenient forum to such New York State or Federal court.

          12. Amendments; Counterparts; etc. No amendment or waiver of any provision hereof or of the Term Sheets shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter, the Engagement Letter, the Term Sheets and the Fee Letter are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart.

          13. Public Announcements. We may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) at our expense, publicly announce as we may choose the capacities in which we have acted hereunder.

          14. Notices. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to: (a) you, at your address set forth on page one hereof; (b) Merrill Lynch or MLPF&S, at 4 World Financial Center, North Tower, New York, New York 10080, Attention: Loan Capital Markets; and (c) BSC or BSCL, at 383 Madison Avenue, New York, NY 10197, Attention: High Yield Capital Markets.

          You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Bank is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any Bank has advised or is advising you on other matters, (b) each Bank, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Bank, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each Bank is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Bank has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Merrill Lynch, MLPF&S, BSCL and

BSC for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Bank shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

          Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to the Lead Arrangers the duplicate copy of this Commitment Letter, the Fee Letter and the Engagement Letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 5:00 p.m., New York City time, on November 10, 2006, our respective commitments and undertakings hereunder will expire automatically without notice or further action at such time (and we shall thereafter have no obligations whatsoever to you).

                  [Remainder of Page Intentionally Left Blank]

          We are pleased to have this opportunity and we look forward to working with you on this transaction.

                                        Very truly yours,

                                        MERRILL LYNCH CAPITAL CORPORATION


                                        By: /s/ David Tuvlin
                                            ------------------------------------
                                        Name: David Tuvlin
                                        Title: Vice President


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED


                                        By: /s/ David Tuvlin
                                            ------------------------------------
                                        Name: David Tuvlin
                                        Title: Managing Director


                                        BEAR, STEARNS & CO. INC.


                                        By: /s/ Keith Barnish
                                            ------------------------------------
                                        Name: Keith Barnish
                                        Title: Senior Managing Director


                                        BEAR STEARNS CORPORATE LENDING INC.


                                        By: /s/ Keith Barnish
                                            ------------------------------------
                                        Name: Keith Barnish
                                        Title: Executive Vice President

                     [Signature page to Commitment Letter]

Accepted and agreed to as of the date first written above:

CABLEVISION SYSTEMS CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                     [Signature page to Commitment Letter]

                                                                      SCHEDULE I

                       ESTIMATED SOURCES AND USES OF FUNDS

                                  ($ millions)

Sources                                                              Uses
-------                                                              ----
Super Holdco Senior Notes or Super Holdco Interim Loan     $ 1,130   Purchase Price for Merger                   $ 6,007
Revolving Credit Facility under CSC Senior Credit          $    40   CSC Refinancing                             $ 4,290
Facilities*
Term Loan A Facility under CSC Senior Credit Facilities    $ 1,000   RNS Refinancing                             $   510
Term Loan B Facility, under CSC Senior Credit Facilities   $ 5,750   Fees, Expenses and other Transaction uses   $   423
Intermediate Holdco Senior Notes or Intermediate Holdco       $900
Interim Loan
RPH Senior Notes or RPH Interim Loan                       $   780
RNS Revolving Credit Facility**                            $     9
RNS Term Loan B Facility                                   $   800
RPP Initial Term Loan B Facility                           $   500
Excess Cash                                                $   321
Total Sources                                              $11,230   Total Uses                                  $11,230

* $1.0 billion of Revolving Credit Facility commitments; it is currently estimated that $40.0 million in respect of the Revolving Credit Facility will be drawn at closing for purposes of financing in part the Transactions.

** $300.0 million of RNS Revolving Credit Facility commitments; it is currently estimated that $9.0 million in respect of the RNS Revolving Credit Facility will be drawn at closing for purposes of financing in part the Transactions.

                                                                       EXHIBIT A

                     SPECIFIED TRANSACTIONS DESCRIPTION(1)

All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter to which this Exhibit A is attached. The following transactions are referred to herein as the "Specified Transactions".

Certain of your shareholders and/or their affiliates to be reasonably satisfactory to us (the "Controlling Shareholders") intend to form a new special purpose entity ("Merger Co").

Central Park will create a newly formed direct wholly-owned subsidiary ("Intermediate Holdco") and contribute to Intermediate Holdco all the capital stock of Central Park's direct wholly-owned subsidiary, CSC Holdings, Inc. ("CSC"), as equity and Intermediate Holdco will then assume all of Central Park's obligations under its 8% Senior Notes due 2012 and Floating Rate Senior Notes due 2009 (collectively, the "Existing Central Park Senior Notes") in accordance with the terms of the indentures governing such Existing Central Park Senior Notes. (2)

Super Holdco (as defined below) will, on the date of the Merger (as defined below), raise gross cash proceeds of no less than $1.13 billion from either the issuance of the Super Holdco Senior Notes or the Super Holdco Interim Loan.

CSC will, on the date of the Merger, (i) repay and refinance in full all indebtedness and terminate all commitments to make extensions of credit under the Credit Agreement, dated as of February 24, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Existing CSC Credit Facility"), among CSC, as borrower, the restricted subsidiaries party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and the agents, arrangers and bookmanagers party thereto (the "CSC Refinancing") with a portion of the proceeds of the CSC Senior Credit Facilities and pay fees and expenses in connection therewith and (ii) make a dividend payment to Central Park through its parent in an aggregate amount of at least $2.53 billion (the "CSC Dividend Payment", and together with the CSC Refinancing, the "CSC Transactions").

Intermediate Holdco (as defined below) will, on the date of the Merger, (i) raise gross proceeds of no less than $900.0 million from either the issuance of the Intermediate Holdco Senior Notes or the Intermediate Holdco Interim Loan and
(ii) make a dividend payment to Central Park in an aggregate amount of at least $3.43 billion (the "Intermediate Holdco Dividend Payment").

Rainbow Programming Holdings LLC ("RPH"), an indirect wholly-owned subsidiary of CSC, will, on the date of the Merger, (i) borrow at least $780.0 million from either the issuance of the RPH Senior Notes or the RPH Interim Loan and (ii) make a dividend payment to its indirect parent Rainbow Media Holdings LLC ("RMHI") through its parent in an aggregate amount of at least $780.0 million (the "RPH Dividend Payment").

Rainbow National Services LLC ("RNS"), a direct wholly-owned subsidiary of RPH, will, on the date of the Merger, (i) repay and refinance in full all indebtedness and terminate all commitments to make extensions of credit under the Credit Agreement, dated as of July 5, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Existing RNS Credit Facility"),

----------
(1)  Exhibit A is subject to further review and analysis.

(2) Alternatively, a new holding company may be created above Central Park through a reorganization.

among RNS, as borrower, the restricted subsidiaries party thereto, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the agents, arrangers and bookmanagers party thereto (the "RNS Refinancing") with a portion of the proceeds of the RNS Senior Credit Facilities and pay fees and expenses in connection therewith and (ii) make a dividend payment to RMHI through its parent entities in an aggregate amount of at least $300.0 million (the "RNS Dividend Payment", and together with the RNS Refinancing, the "RNS Transactions").

Regional Programming Partners ("RPP"), an indirect subsidiary of CSC, will, on the date of the Merger, (i) borrow at least $500.0 million from the RPP Initial Term Loan B Facility and (ii) make a dividend payment to RMHI through its parent entities in an aggregate amount of at least $500.0 million (the "RPP Dividend Payment").

RMHI will purchase qualified preferred stock of CSC in an aggregate amount of at least $1.55 billion (the "RMHI Purchase").

In connection with the Merger, all of the common equity (including restricted shares of common equity) of Central Park held by the Controlling Shareholders will be rolled over (directly or indirectly) into common equity of Super Holdco (the "Rollover Equity Contribution").

Pursuant to an agreement and plan of merger (the "Merger Agreement") Merger Co will be merged with and into Central Park with Central Park being the surviving corporation (such merger being referred to as the "Merger", and such surviving entity being referred to as either Central Park or "Super Holdco").

After giving effect to the Merger, (i) all of the outstanding capital stock of Super Holdco will be owned by the Controlling Shareholders, (ii) all of the outstanding capital stock of Intermediate Holdco will be owned by Super Holdco and (iii) all of the outstanding capital stock of CSC will be owned by Intermediate Holdco.

"Central Park Entities" shall mean Super Holdco, Intermediate Holdco, CSC and
RPH.

CONFIDENTIAL                                                           EXHIBIT B

                          CSC SENIOR CREDIT FACILITIES

                       SUMMARY OF TERMS AND CONDITIONS(1)

Borrower:                               CSC Holdings, Inc. ("CSC" or the
                                        "Borrower").

Joint Lead Arrangers, Joint             Merrill Lynch, Pierce, Fenner & Smith
   Bookrunners, Syndication Agents      Incorporated and Bear, Stearns & Co.
   and Documentation Agents:            Inc. (in such capacity, the "Lead
                                        Arrangers").

Administrative Agent:                   Merrill Lynch Capital Corporation or
                                        Bear Stearns Corporate Lending Inc. (in
                                        such capacity, the "Administrative
                                        Agent").

Lenders:                                Merrill Lynch Capital Corporation (or
                                        one of its affiliates), Bear Stearns
                                        Corporate Lending Inc. and a syndicate
                                        of financial institutions (collectively, the "Lenders") arranged by the Lead
                                        Arrangers in consultation with the
                                        Borrower.

Senior Credit Facilities:               Senior secured credit facilities (the
                                        "CSC Senior Credit Facilities") in an
                                        aggregate principal amount of up to
                                        $7.75 billion, such CSC Senior Credit
                                        Facilities consisting of the following:

                                        (A) Term Loan Facilities. Term loan
                                        facilities in an aggregate principal
                                        amount of $6.75 billion (the "Term Loan
                                        Facilities"), such aggregate amount to
                                        be allocated among (i) a Term Loan A
                                        Facility in an aggregate principal
                                        amount of $1.0 billion (the "Term Loan A
                                        Facility") and (ii) a Term Loan B
                                        Facility in an aggregate principal
                                        amount of $5.75 billion (the "Term Loan
                                        B Facility"). Loans made under the Term
                                        Loan Facilities are herein referred to
                                        as "Term Loans").

                                        (B) Revolving Credit Facility. A
                                        revolving credit facility in an
                                        aggregate principal amount of $1.0
                                        billion (the "Revolving Credit
                                        Facility"). Loans made under the
                                        Revolving Credit Facility are herein
                                        referred to as "Revolving Loans"; the
                                        Term Loans and Revolving Loans are
                                        herein referred to collectively as
                                        "Loans". An amount to be agreed of the
                                        Revolving Credit Facility will be
                                        available as a letter of credit
                                        subfacility and as a swing line
                                        subfacility, in each case on customary
                                        terms.

Documentation:                          Customary for facilities similar to the
                                        CSC Senior Credit Facilities and
                                        reasonably acceptable to the Borrower
                                        and the Lenders. The documentation for
                                        the CSC Senior Credit Facilities will
                                        include, among others, a credit
                                        agreement (the

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

                                        "Credit Agreement"), guarantees and
                                        appropriate pledge, security interest
                                        and other collateral documents
                                        (collectively, the "Credit Documents").
                                        The Borrower and the Guarantors (as
                                        defined below under the section entitled
                                        "Guarantors") are herein referred to as
                                        the "Loan Parties" and individually as a "Loan Party".

Closing Date:                           The date of the consummation of the
                                        Merger (the "Closing Date").

Use of Proceeds:                        The proceeds of the Term Loan Facilities
                                        will be used (a) to finance in part the
                                        Transactions and (b) to pay related fees
                                        and expenses in connection with the
                                        foregoing, subject to the terms and
                                        conditions set forth in the Credit
                                        Documents.

                                        Proceeds of not more than an amount to
                                        be mutually agreed of the Revolving
                                        Credit Facility (the "Permitted Revolver
                                        Amount") may be used on the Closing Date to finance a portion of the Transactions. The Revolving Credit
                                        Facility will also be used after the
                                        Closing Date for working capital and
                                        general corporate purposes of the
                                        Borrower and its subsidiaries, subject
                                        to the terms and conditions set forth in the Credit Documents.

Availability:                           Term Loan Facilities.

                                        The full amount of the Term Loan
                                        Facilities will be available on the
                                        Closing Date in one drawing.

                                        Any and all advances made under the Term
                                        Loan Facilities that are repaid or
                                        prepaid may not be reborrowed.

                                        Revolving Credit Facility.

                                        The Revolving Credit Facility will be
                                        available on a fully revolving basis,
                                        subject to the terms and conditions set
                                        forth in the Credit Documents, in the
                                        form of revolving advances, swing line
                                        advances and letters of credit issued on and after the Closing Date until the date that is six years after the Closing
                                        Date (the "R/C Termination Date");
                                        provided, however, that (subject to the
                                        limitations set forth above) the
                                        Permitted Revolver Amount may be drawn
                                        on the Closing Date to finance in part
                                        the Transactions.

Guarantors:                             Each of the Borrower's direct and
                                        indirect domestic subsidiaries existing
                                        on the Closing Date or thereafter
                                        created or acquired shall
                                        unconditionally guarantee, on a joint
                                        and several basis, all obligations of
                                        the Borrower under the CSC Senior Credit
                                        Facilities, other than (a) any
                                        immaterial or inactive subsidiaries and
                                        (b) the subsidiaries of CSC currently
                                        treated as "Unrestricted Subsidiaries"
                                        under the Existing CSC Credit Facility
                                        (as in effect as of the date of the
                                        Commitment Letter) (which subsidiaries,
                                        for the avoidance of doubt, shall not be
                                        considered "restricted

                                        subsidiaries" for purposes of the
                                        Commitment Letter or either Term Sheet).
                                        Each guarantor of any of the CSC Senior
                                        Credit Facilities is herein referred to
                                        as a "Guarantor" and its guarantee is
                                        referred to herein as a "Guarantee."

Security:                               The CSC Senior Credit Facilities and the
                                        obligations of the Borrower under each
                                        interest rate protection agreement
                                        entered into with a Lender or any
                                        affiliate of a Lender will be secured by
                                        a perfected security interest in all of
                                        the capital stock (or other ownership
                                        interests) of each of the direct and
                                        indirect subsidiaries of the Borrower
                                        existing on the Closing Date or
                                        thereafter created or acquired, limited
                                        to, in the case of non-domestic
                                        subsidiaries, 65% of the shares of any
                                        direct, "first tier" non-domestic
                                        subsidiaries of the Borrower and in each
                                        case excluding RPH and its subsidiaries
                                        (collectively, the "Collateral").

                                        All such security interests will be
                                        created pursuant to documentation
                                        customary for facilities similar to the
                                        CSC Senior Credit Facilities and
                                        reasonably satisfactory in all respects
                                        to the Lead Arrangers and the Borrower.
                                        On the Closing Date, such security
                                        interests shall have become perfected
                                        (or arrangements for the perfection
                                        thereof reasonably satisfactory to the
                                        Lead Arrangers shall have been made) and the Lead Arrangers shall have received reasonably satisfactory evidence as to the enforceability, perfection and priority thereof.

Termination of Commitments:             The commitment in respect of all the CSC
                                        Senior Credit Facilities will
                                        automatically and permanently terminate
                                        in its entirety on July 31, 2007, if the
                                        Term Loan Facilities are not drawn down
                                        on or prior to such date, or sooner if
                                        such commitment is terminated in
                                        accordance with the Commitment Letter.

Final Maturity:                         (A) Term Loan A Facilities. The Term
                                        Loan A Facility will mature on the date
                                        that occurs six years after the Closing
                                        Date.

                                        (B) Term Loan B Facility. The Term Loan
                                        B Facility will mature on the date that
                                        occurs seven years after the Closing
                                        Date (the "Term Loan B Maturity Date").

                                        (C) Revolving Credit Facility. The
                                        Revolving Credit Facility will mature on the R/C Termination Date.

Amortization Schedule:                  The Term Loan A Facility will amortize
                                        on a quarterly basis (beginning with the
                                        first full fiscal quarter after the
                                        Closing Date) in amounts to be agreed.

                                        The Term Loan B Facility will amortize
                                        at a rate of 1.00% per annum on a
                                        quarterly basis (beginning with the
                                        first full quarter after the Closing
                                        Date) for the first six years after the
                                        Closing

                                        Date, with the balance paid on the Term
                                        Loan B Maturity Date.

Letters of Credit:                      Letters of credit under the Revolving
                                        Credit Facility ("Letters of Credit")
                                        will be issued by a Lender or Lenders to
                                        be agreed by the Lead Arrangers and the
                                        Borrower (in such capacity, each an
                                        "Issuing Bank"). The issuance of all
                                        Letters of Credit shall be subject to
                                        the customary documentation
                                        requirements, procedures and fees of the
                                        Issuing Bank(s).

Interest Rates and Fees:                Interest rates and fees in connection
                                        with the CSC Senior Credit Facilities
                                        will be as specified on Annex I attached
                                        hereto.

Default Rate:                           Overdue principal, interest and other
                                        amounts under the Credit Documents shall
                                        bear interest at a rate per annum equal
                                        to a certain percentage (the "Default
                                        Rate Percentage") set forth in Annex I
                                        to the Fee Letter in excess of the
                                        otherwise applicable interest rate
                                        (including applicable margin).

Voluntary Prepayments/ Reductions in    (A) Term Loan Facilities. Advances under
   Commitments:                         the Term Loan Facilities may be prepaid
                                        at any time in whole or in part at the
                                        option of the Borrower, in a minimum
                                        principal amount and in multiples to be
                                        agreed upon, without premium or penalty
                                        (except, in the case of LIBOR
                                        borrowings, breakage costs related to
                                        prepayments not made on the last day of
                                        the relevant interest period).

                                        Voluntary prepayments will be applied
                                        pro rata among the Term Loan Facilities
                                        based on the aggregate principal amount
                                        of Term Loans then outstanding under
                                        each such Term Loan Facility. Any
                                        application to (x) the Term Loan A
                                        Facility shall be applied in order of
                                        maturity for the first twelve months
                                        after the Closing Date and thereafter
                                        pro rata to the remaining scheduled
                                        amortization payments in respect
                                        thereof, and (y) the Term Loan B
                                        Facility shall be applied pro rata to
                                        the remaining scheduled amortization
                                        payments in respect thereof.

                                        Notwithstanding the foregoing, any
                                        holder of Term Loans under the Term Loan
                                        B Facility may, to the extent that Term
                                        Loans are then outstanding under the
                                        Term Loan A Facility, elect not to have
                                        optional prepayments applied to such
                                        holder's Term Loans under the Term Loan
                                        B Facility, in which case the aggregate
                                        amount of such prepayment so declined
                                        shall be applied to the remaining
                                        scheduled amortization payments under
                                        the Term Loan A Facility pro rata.

                                        (B) Revolving Credit Facility. The
                                        unutilized portion of the commitments
                                        under the Revolving Credit Facility may
                                        be reduced and advances under the
                                        Revolving Credit Facility may be repaid
                                        at any time, in each case, at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty
                                        (except, in the case of LIBOR advances,
                                        breakage costs related to prepayments
                                        not made on the

                                        last day of the relevant interest
                                        period).

Mandatory Prepayments:                  Subject to paragraphs (i) and (ii)
                                        below, an amount equal to

                                        (A) 50% of annual Excess Cash Flow (to
                                        be defined), but in any event to exclude an amount equal to the Management Fee
                                        (defined below),

                                        (B) 100% of the net cash proceeds
                                        (including condemnation and insurance
                                        proceeds) of asset sales and other asset dispositions by CSC or any of its restricted subsidiaries (including, without limitation, insurance proceeds and subject to baskets, exceptions and reinvestment rights to be agreed upon),

                                        (C) 100% of the net cash proceeds of the issuance or incurrence of debt by CSC or any of its restricted subsidiaries
                                        (subject to baskets and exceptions to be agreed upon), and

                                        (D) 100% of the net proceeds from any
                                        issuance of equity securities of CSC or
                                        any of its restricted subsidiaries or
                                        any parent entity (whether direct or
                                        indirect, existing or future) of CSC in
                                        any public offering or private placement or from any capital contribution
                                        (subject to baskets and exceptions to be agreed upon),

                                        in each case shall be applied as
                                        follows: first, to the Intermediate
                                        Holdco Interim Loan and then to the
                                        Super Holdco Interim Loan; and second,
                                        to the CSC Senior Credit Facilities.

                                        (i) With respect to net proceeds of the
                                        disposition of assets by any restricted
                                        subsidiary of CSC or net proceeds of any issuance or incurrence of debt or equity by any restricted subsidiary of CSC in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that (x) such subsidiary is not required to repay its indebtedness (other than intercompany indebtedness) with such net proceeds,
                                        (y) there are no contractual or legal
                                        restrictions on the ability of CSC to
                                        access such net proceeds and (z) no
                                        parent of CSC, and neither CSC nor any
                                        of its restricted subsidiaries is
                                        required under its existing indebtedness
                                        (other than intercompany indebtedness)
                                        as in effect of the date of the
                                        Commitment Letter to repay such
                                        indebtedness with such net proceeds.

                                        (ii) With respect to the net proceeds of the type described in clause (D) above in this section "Mandatory Prepayments", any such net proceeds shall be applied as set forth above to the extent such proceeds are not required to be applied by such parent to repay its indebtedness
                                        (other than intercompany indebtedness).

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                                        Mandatory prepayments will be applied
                                        pro rata among the Term Loan Facilities
                                        based on the aggregate principal amount
                                        of Term Loans then outstanding under
                                        each such Term Loan Facility. Any
                                        application to the Term Loan A Facility
                                        shall be applied pro rata to the
                                        remaining scheduled amortization
                                        payments. Any application to the Term
                                        Loan B Facility shall be applied pro
                                        rata to the remaining scheduled
                                        amortization payments. Notwithstanding
                                        the foregoing, any holder of Term Loans
                                        under the Term Loan B Facility may, to
                                        the extent that Term Loans are then
                                        outstanding under the Term Loan A
                                        Facility, elect not to have mandatory
                                        prepayments applied to such holder's
                                        Term Loans under the Term Loan B
                                        Facility, in which case the aggregate
                                        amount so declined shall be applied to
                                        the remaining scheduled amortization
                                        payments under the Term Loan A Facility
                                        pro rata. To the extent that the amount
                                        to be applied to the prepayment of Term
                                        Loans exceeds the aggregate amount of
                                        Term Loans then outstanding, such excess
                                        shall be applied to the Revolving
                                        Facility to repay the Revolving Loans
                                        and to permanently reduce the
                                        commitments thereunder; provided,
                                        however, that if at the time of such
                                        application the aggregate commitments
                                        under the Revolving Credit Facility are
                                        equal to or less than $200.0 million
                                        ("Threshold"), then such excess shall
                                        not be required to permanently reduce
                                        the commitments under the Revolving
                                        Credit Facility, and in no event shall
                                        such excess permanently reduce the
                                        commitments under the Revolving Credit
                                        Facility below the Threshold.

                                        Advances under the Revolving Credit
                                        Facility will be immediately prepaid to
                                        the extent that the aggregate extensions of credit under the Revolving Credit
                                        Facility exceed the commitments then in
                                        effect under the Revolving Credit
                                        Facility.

Conditions to Effectiveness and to      The effectiveness of the Credit
   Initial Advances:                    Agreement and the making of the initial
                                        Loans under the CSC Senior Credit
                                        Facilities shall be subject to the
                                        conditions precedent set forth in
                                        Exhibit H to the Commitment Letter.

Conditions to All Extensions of         Each extension of credit under the CSC
   Credit:                              Senior Credit Facilities will be subject
                                        to customary conditions precedent,
                                        including the (A) absence of any Default
                                        or Event of Default (to be defined) and
                                        (B) continued accuracy of
                                        representations and warranties in all
                                        material respects (which materiality
                                        exception will not apply to
                                        representations and warranties to the
                                        extent already qualified by materiality
                                        standards).

Representations and Warranties:         Customary for facilities similar to the
                                        CSC Senior Credit Facilities, including,
                                        but no limited to, representations and
                                        warranties as to existence,
                                        qualification and power; authorization
                                        and enforceability; subsidiaries and
                                        unrestricted subsidiaries; no violation
                                        of law, contracts or organizational
                                        documents; no governmental authorization
                                        or third party approvals or consents;
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                                        6


                                        titles to properties; no collective
                                        bargaining agreements; tax matters;
                                        financial statements and no material
                                        adverse effect; forecasts and
                                        projections; investments and guaranties;
                                        no undisclosed litigation or
                                        liabilities; ERISA matters; intellectual property matters; compliance with laws;
                                        no default under material agreements; no casualties or condemnations; accuracy of information; margin regulations compliance; solvency; no finder's fees;
                                        description of business; no change in
                                        names; Investment Company Act status;
                                        senior debt; and perfection of security
                                        interests.

Affirmative Covenants:                  Customary for facilities similar to the
                                        CSC Senior Credit Facilities, including,
                                        but not limited to, preservation of
                                        existence; compliance with law;
                                        maintenance of properties; accounting
                                        methods and financial records;
                                        maintenance of insurance; payment of
                                        taxes and claims; visitation and
                                        inspection rights; payment of debt for
                                        borrowed money; use of proceeds; ERISA
                                        contributions and compliance; further
                                        assurances; indemnification against
                                        broker's claims; general
                                        indemnification; springing lien and
                                        guaranties for new guarantors; financial
                                        statements, certificates, reports and
                                        notices; performance of material
                                        contracts.

Negative Covenants:                     Customary for facilities similar to the
                                        CSC Senior Credit Facilities (all such
                                        covenants to be subject to customary
                                        baskets and exceptions and such others
                                        to be agreed upon), including, but not
                                        limited to: limitation on indebtedness
                                        and contingent obligations; limitation
                                        on liens and further negative pledges;
                                        limitation on investments; limitation on
                                        dividends and other distributions (with
                                        an exception to include, so long as no
                                        default has occurred and is continuing
                                        or would result therefrom, the payment
                                        or distribution of up to $28.0 million
                                        in the aggregate per year (the
                                        "Management Fee"), so long as the senior
                                        secured leverage ratio (to be defined)
                                        of the Borrower is less than 3.00:1.00);
                                        limitation on redemptions and
                                        repurchases of equity interests;
                                        limitation on mergers, acquisitions and
                                        asset sales; limitation on capital
                                        expenditures, provided that at times
                                        when the Total Consolidated Leverage
                                        Ratio (to be defined) is less than 6.75
                                        to 1.00, such capital expenditure
                                        covenant shall not apply; limitation on
                                        issuance, sale and other disposition of
                                        subsidiary stock; limitation on
                                        sale-leaseback transactions; limitation
                                        on transactions with affiliates;
                                        limitation on dividend and other payment
                                        restrictions affecting subsidiaries;
                                        limitation on changes in business
                                        conducted; limitation on amendment of
                                        documents relating to other specified
                                        material indebtedness and other material
                                        documents; limitation on creation of
                                        subsidiaries; limitation on prepayment
                                        or repurchase of subordinated
                                        indebtedness; and limitation on being a
                                        general partner in a partnership.

Financial Covenants:                    The CSC Senior Credit Facilities will
                                        contain financial covenants appropriate
                                        in the context of the proposed
                                        transaction, and
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                                        7


                                        customary for facilities similar to the
                                        CSC Senior Credit Facilities, consisting of (definitions and numerical calculations to be set forth in the Credit Agreement): (a) total leverage ratio; (b) interest coverage ratio; (c) debt service ratio; and (d) senior secured leverage ratio; and, in the case of clauses (a), (b) and (c) above, shall not be applicable to the Term Loan B
                                        Facility.

Events of Default:                      Customary for facilities similar to the
                                        CSC Senior Credit Facilities, including,
                                        but not limited to breach of
                                        representation or warranty; nonpayment
                                        of principal, interest, fees or other
                                        amounts; breach of covenants; change of
                                        control; reduction of paying
                                        subscribers; bankruptcy, insolvency
                                        proceedings, etc.; judgment defaults;
                                        ERISA defaults; cross-defaults to other
                                        indebtedness; and actual or asserted
                                        invalidity of loan documentation.

Interest Rate Management:               At least 50% of the aggregate principal
                                        amount of all outstanding indebtedness
                                        of Central Park and its subsidiaries
                                        must be subject either to a fixed
                                        rate or be hedged on terms and
                                        conditions and for a period of time in
                                        each case reasonably satisfactory to the
                                        Lead Arrangers.

Yield Protection and Increased Costs;   Customary for facilities similar to the
   and Replacement of Lenders:          CSC Senior Credit Facilities, including
                                        protective provisions for such matters
                                        as defaulting banks, capital adequacy,
                                        increased costs, reserves, funding
                                        losses, breakage costs, illegality and
                                        withholding taxes.

                                        Subject to customary conditions
                                        (including that no default shall have
                                        occurred and be continuing), the
                                        Borrower shall have the right to replace any Lender that (a) charges an amount with respect to contingencies described in the immediately preceding paragraph or (b) refuses to consent to certain amendments or waivers of the CSC Senior
                                        Credit Facilities which expressly
                                        require the consent of such Lender and
                                        which have been approved by the Required
                                        Lenders (or, in certain circumstances
                                        applicable to a particular tranche, a
                                        majority of the applicable tranche of
                                        Lenders).

Assignments and Participations:         Each assignment (unless to another
                                        Lender or its affiliates) shall be in a
                                        minimum amount of $1.0 million for each
                                        of the Term Loan Facilities and $5.0
                                        million for the Revolving Credit
                                        Facility (unless the Borrower and the
                                        Lead Arrangers otherwise consent or
                                        unless the assigning Lender's exposure
                                        is thereby reduced to zero). Assignments
                                        (which may be non-pro rata among the CSC
                                        Senior Credit Facilities) shall be
                                        permitted with the Borrower's and the
                                        Lead Arrangers' consent (such consents
                                        not to be unreasonably withheld, delayed
                                        or conditioned), except that no such
                                        consent of the Borrower need be obtained
                                        to effect (a) an assignment in respect
                                        of any of the Term Loan Facilities other
                                        than an assignment to a competitor (to
                                        be defined) of Central Park, (b) an
                                        assignment to any Lender (or its
                                        affiliates) or (c) an assignment if any
                                        default has occurred and is continuing.
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                                       8


                                        Participations shall be permitted
                                        without restriction. Voting rights of
                                        participants will be subject to
                                        customary limitations.

Required Lenders:                       Lenders having a majority of the
                                        outstanding credit exposure under the
                                        CSC Senior Credit Facilities (the
                                        "Required Lenders"), subject to
                                        amendments or waivers of certain
                                        provisions of the Credit Documents
                                        requiring the consent of each affected
                                        Lender (or all Lenders) or Lenders
                                        having a majority of the outstanding
                                        credit exposure under each affected CSC
                                        Senior Credit Facility (including a
                                        requirement for a majority of the
                                        Lenders under the Revolving Credit
                                        Facility to approve waivers or
                                        amendments affecting the conditions to
                                        additional advances under the Revolving
                                        Credit Facility).

Expenses and Indemnification:           All reasonable out-of-pocket expenses of
                                        the Lead Arrangers and the
                                        Administrative Agent (and of all Lenders
                                        in the case of enforcement costs and
                                        documentary taxes) associated with the
                                        negotiation, preparation, execution and
                                        delivery of any waiver or modification
                                        (whether or not effective) of, and the
                                        enforcement of, any Credit Document
                                        (including the reasonable fees,
                                        disbursements and other charges of
                                        counsel for the Lead Arrangers) are to
                                        be paid by the Loan Parties.

                                        The Loan Parties will jointly and
                                        severally indemnify each of the Lead
                                        Arrangers, the Administrative Agent and
                                        the Lenders and hold them harmless from
                                        and against all costs, expenses
                                        (including fees, disbursements and other charges of counsel) and all liabilities arising out of or relating to any litigation or other proceeding
                                        (regardless of whether the Lead
                                        Arrangers, the Administrative Agent or
                                        any such Lender is a party thereto) that relate to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:                New York.

Waiver of Jury Trial:                   All parties to the Credit Documents
                                        waive the right to trial by jury.

Special Counsel for Lead Arrangers:     Shearman & Sterling LLP (including local
                                        counsel as selected by the Lead
                                        Arrangers).

                                                                         ANNEX I

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Interest Rates and Fees:                The Borrower will be entitled to make
                                        borrowings based on the ABR plus the
                                        Applicable Margin or LIBOR plus the
                                        Applicable Margin. The Loans under the
                                        CSC Senior Credit Facilities will bear
                                        interest, at the option of the Borrower,
                                        at (a) ABR plus the Applicable Margin or
                                        (b) LIBOR plus the Applicable Margin.

                                        The "Applicable Margin" with respect to
                                        the Revolving Credit Facility and the
                                        Term Loan A Facility will be (a) prior
                                        to the Trigger Date (as defined below),
                                        a percentage per annum set forth in
                                        Annex I to the Fee Letter and (b) on and after the Trigger Date, determined pursuant to a grid to be determined which will be based on the Total
                                        Leverage Ratio (to be defined).

                                        The "Applicable Margin" with respect to
                                        the Term Loan B Facility will be a
                                        percentage per annum set forth in Annex
                                        I to the Fee Letter.

                                        "Trigger Date" means the first date
                                        after the Closing Date on which the
                                        Borrower delivers financial statements
                                        and a computation of the Total Leverage
                                        Ratio (to be defined) for the first
                                        fiscal quarter ended at least six months after the Closing Date in accordance with the Credit Agreement.

                                        Unless consented to by the Lead
                                        Arrangers in their sole discretion, no
                                        LIBOR Loans may be elected on the
                                        Closing Date or prior to the date 30
                                        days thereafter (unless the completion
                                        of the primary syndication of the CSC
                                        Senior Credit Facilities as determined
                                        by the Lead Arrangers shall have
                                        occurred).

                                        "ABR" means the higher of (a) the prime
                                        rate of interest announced or
                                        established by the Lender acting as the
                                        Administrative Agent from time to time,
                                        changing effective on the date of
                                        announcement or establishment of said
                                        prime rate changes and (b) the Federal
                                        Funds Rate plus 0.50% per annum. The
                                        prime rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.

                                        "LIBOR" means the rate determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR advance, as adjusted for maximum statutory reserves.

                                        The Borrower may select interest periods of one, two, three or six months for LIBOR borrowings. Interest will be payable in

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
                                        arrears (a) in the case of ABR advances, at the end of each quarter and (b) in the case of LIBOR advances, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (a) in the case of LIBOR Loans, a 360-day year and (b) in the case of ABR Loans, a 365-or 366-day year, as the case may be.

                                        Commitment fees accrue on the undrawn
                                        amount of the Revolving Credit Facility, commencing on the Closing Date. The commitment fee in respect of the Revolving Credit Facility will be a percentage per annum (the "Unutilized
                                        Commitment Fee Percentage") set forth in Annex I to the Fee Letter.

                                        All commitment fees will be payable in
                                        arrears at the end of each quarter and
                                        upon any termination of any commitment,
                                        in each case for the actual number of
                                        days elapsed over a 360-day year.

                                        Letter of Credit fees will be payable
                                        for the account of the Revolving Credit
                                        Facility Lenders on the daily average
                                        undrawn face amount of each Letter of
                                        Credit at a rate per annum equal to the
                                        Applicable Margin for Loans under the
                                        Revolving Credit Facility that bear
                                        interest at LIBOR in effect at such
                                        time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to a percentage per annum
                                        (the "Issuing Fee Percentage") set forth in Annex I to the Fee Letter shall be payable to the Issuing Bank for its own account, which fee shall also be payable quarterly in arrears.

                                        The Lead Arrangers and the
                                        Administrative Agent shall receive such
                                        other fees as shall have been separately agreed with the Borrower in the fee letter between them.

CONFIDENTIAL                                                           EXHIBIT C

                            SUPER HOLDCO INTERIM LOAN

                       SUMMARY OF TERMS AND CONDITIONS(1)

Borrower:                               Central Park (the "Borrower" or "Super
                                        Holdco").

Joint Lead Arrangers, Joint             Merrill Lynch, Pierce, Fenner & Smith
   Bookrunners, Syndication             Incorporated and Bear, Stearns & Co.
   Agents and Documentation Agents      Inc. (in such capacity, the "Lead
                                        Arrangers").

Administrative Agent:                   Merrill Lynch Capital Corporation
                                        or Bear Stearns Corporate Lending Inc.
                                        (in such capacity, the "Administrative
                                        Agent").

Lenders:                                Merrill Lynch Capital Corporation (or
                                        one of its affiliates), Bear Stearns
                                        Corporate Lending Inc. (or one of its
                                        affiliates) and a syndicate of financial institutions (collectively, the
                                        "Lenders") arranged by the Lead
                                        Arrangers in consultation with the
                                        Borrower.

Interim Loan:                           Senior interim loan (the "Super Holdco
                                        Interim Loan") in a principal amount of
                                        up to $1.13 billion.

Documentation:                          Customary for facilities similar to the
                                        Super Holdco Interim Loan and reasonably
                                        acceptable to the Borrower and the
                                        Lenders. The documentation for the Super
                                        Holdco Interim Loan will include, among
                                        others, an interim loan agreement (the
                                        "Super Holdco Interim Loan Agreement")
                                        and other appropriate documents
                                        (collectively, the "Super Holdco Interim
                                        Loan Documents").

Use of Proceeds:                        To finance in part the consideration for
                                        the Merger to be paid to the public
                                        shareholders of Central Park and to pay
                                        related fees and expenses, subject to
                                        the terms and conditions set forth in
                                        the Super Holdco Interim Loan Documents.

Closing Date:                           The date of consummation of the Merger
                                        (the "Closing Date").

Availability:                           On the Closing Date in one drawing.

Security:                               None (including in respect of the Super
                                        Holdco Rollover Securities and Super
                                        Holdco Rollover Loans).

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

Ranking:                                The Super Holdco Interim Loan (and the
                                        Super Holdco Rollover Securities and
                                        Super Holdco Rollover Loans) will be a
                                        senior obligation of the Borrower
                                        ranking pari passu with all
                                        unsubordinated indebtedness of the
                                        Borrower and senior to all subordinated
                                        indebtedness of the Borrower.

Termination of Commitment:              The commitment in respect of the Super
                                        Holdco Interim Loan will automatically
                                        and permanently terminate in its
                                        entirety on July 31, 2007, if not drawn
                                        down on or prior to such date, or sooner
                                        if such commitment is terminated in
                                        accordance with the Commitment Letter.
                                        In addition, the commitment in respect
                                        of the Super Holdco Interim Loan will
                                        automatically and permanently terminate
                                        in its entirety on the date of the
                                        consummation of the Merger to the extent
                                        not drawn down on such date.

Maturity:                               The Super Holdco Interim Loan will
                                        mature on the date (the "Initial
                                        Maturity Date") that is twelve months
                                        after the initial funding date (the
                                        "Funding"). Upon the satisfaction of the
                                        terms and conditions described under
                                        "Exchange Feature; Rollover Securities
                                        and Rollover Loans," the Super Holdco
                                        Interim Loan will be exchanged for, at
                                        the option of each Lender, either (A)
                                        unsecured senior debt securities ("Super
                                        Holdco Rollover Securities"), evidenced
                                        by an indenture in the form attached to
                                        the Super Holdco Interim Loan Agreement
                                        and maturing on the date that occurs
                                        nine years after the Initial Maturity
                                        Date or (B) unsecured senior loans
                                        maturing on the date that occurs nine
                                        years after the Initial Maturity Date
                                        (the "Super Holdco Rollover Loans"),
                                        evidenced by the Super Holdco Interim
                                        Loan Agreement.

Interest Rate:                          (A) Super Holdco Interim Loan. The Super
                                        Holdco Interim Loan will bear interest
                                        at a rate per annum equal to the greater
                                        (as determined on the Closing Date and
                                        each three-month period thereafter) of
                                        (i) three-month LIBOR and (ii) a certain
                                        percentage (the "Interim Floor
                                        Percentage") set forth in Annex II to
                                        the Fee Letter, in each case plus the
                                        Spread (defined below). The "Spread"
                                        will initially be, with respect to
                                        clause (i) above, a certain number of
                                        basis points (the "Interim Initial Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter; and with respect to clause
                                        (ii) above, a certain number of basis
                                        points (the "Interim Floor Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter. If the Super Holdco Interim
                                        Loan is not repaid in full within three
                                        months following the Closing Date, each
                                        Spread will increase by an additional
                                        number of basis points (the "Additional
                                        Basis Points") set forth in Annex II to
                                        the Fee Letter at the end of such
                                        three-month period and shall increase by
                                        an additional number of basis points
                                        equal to the Additional Basis Points at
                                        the end of each three-

                                        month period thereafter. LIBOR will be
                                        adjusted for maximum statutory reserve
                                        requirements (if any).

                                        Notwithstanding the foregoing, the
                                        interest rate in effect at any time
                                        shall not exceed a certain percentage
                                        per annum (the "Interest Rate Cap") set
                                        forth in Annex II to the Fee Letter
                                        (exclusive of any additional interest
                                        payable due to an event of default).

                                        (B) Super Holdco Rollover Securities and
                                        Super Holdco Rollover Loans. The Super
                                        Holdco Rollover Securities and the Super
                                        Holdco Rollover Loans will bear interest at a rate per annum equal to the greater
                                        (as determined on the Initial Maturity
                                        Date and each three-month period
                                        thereafter) of (i) three-month LIBOR
                                        plus a certain number of basis points
                                        (the "Rollover Basis Points") set forth
                                        in Annex II to the Fee Letter and (ii)
                                        the Initial Rate (defined below), in
                                        each case plus the Exchange Spread (as
                                        defined below). The "Initial Rate" shall be equal to the interest rate applicable to the Super Holdco Interim Loan and in effect on the Initial Maturity Date.
                                        "Exchange Spread" shall mean the
                                        Additional Basis Points. LIBOR will be
                                        adjusted for maximum statutory reserve
                                        requirements (if any). Any holder of
                                        Holdco Rollover Securities or Super
                                        Holdco Rollover Loans may elect, at its
                                        sole option, to fix the interest rate
                                        per annum on its Super Holdco Rollover
                                        Securities or Super Holdco Rollover
                                        Loans at the then effective rate of
                                        interest per annum.

                                        Notwithstanding the foregoing, the
                                        interest rate in effect at any time
                                        shall not exceed the Interest Rate Cap
                                        (exclusive of any additional interest
                                        payable due to an event of default).

Default Rate:                           Overdue principal, interest and other
                                        amounts under the Super Holdco Interim
                                        Loan Documents shall bear interest at a
                                        rate per annum equal to a certain
                                        percentage (the "Default Rate
                                        Percentage") set forth in Annex II to
                                        the Fee Letter in excess of the
                                        otherwise applicable interest rate
                                        (including applicable margin).

Interest Payment Dates:                 (A) Super Holdco Interim Loan.
                                        Quarterly, in arrears.

                                        (B) Super Holdco Rollover Securities and
                                        Super Holdco Rollover Loans.
                                        Semi-annually, in arrears.

Voluntary Prepayment:                   The Super Holdco Interim Loan may be
                                        prepaid at any time in whole or in part
                                        at the option of the Borrower, in a
                                        minimum principal amount and in
                                        multiples to be agreed upon, together
                                        with accrued interest to the date of
                                        prepayment, but without premium or
                                        penalty (except

                                        breakage costs related to prepayments
                                        not made on the last day of the relevant interest period).

Mandatory Prepayment:                   Subject to paragraphs (i), (ii) and
                                        (iii) below,

                                             (A) 100% of the net cash proceeds
                                        of asset sales and other asset
                                        dispositions (including, without
                                        limitation, insurance proceeds) by Super
                                        Holdco or any of its restricted
                                        subsidiaries (subject to exceptions and
                                        baskets to be agreed),

                                             (B) 100% of the net cash proceeds
                                        of the issuance or incurrence of debt by Super Holdco or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

                                             (C) 100% of the net proceeds from
                                        any issuance of equity securities of
                                        Super Holdco or any parent entity
                                        (whether direct or indirect, existing or future) of Super Holdco in any public offering or private placement or from any capital contribution,

                                        in each case shall be applied as
                                        follows: first, to the Super Holdco
                                        Interim Loan and then to the
                                        Intermediate Holdco Interim Loan; and
                                        second, to the CSC Senior Credit
                                        Facilities.

                                        (i) The net proceeds of the Super Holdco
                                        Senior Notes and the Super Holdco
                                        Take-out Securities shall be applied to
                                        reduce to zero the commitments in
                                        respect of, or, if after the Closing
                                        Date, to reduce to zero the funded
                                        amount of the Super Holdco Interim Loan.

                                        (ii) With respect to net proceeds of the disposition of assets by any restricted subsidiary of Super Holdco or net proceeds of any issuance or incurrence of debt by any restricted subsidiary of Super Holdco, in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that no restricted subsidiary of Super
                                        Holdco is required to repay its
                                        indebtedness (other than intercompany
                                        indebtedness) as in effect as of the
                                        date of the Commitment Letter with such
                                        net proceeds and there are no
                                        contractual or legal restrictions on the ability of Super Holdco to access such net proceeds.

                                        (iii) With respect to the net proceeds
                                        of the type described in clause (C)
                                        above in this section "Mandatory
                                        Prepayments", any such net proceeds
                                        shall be applied as set forth above to
                                        the extent such proceeds are not
                                        required to be applied by such parent to repay its indebtedness (other

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
                                        than intercompany indebtedness).

                                        In addition, upon the occurrence of a
                                        Change of Control (to be defined), the
                                        Borrower will be required to offer to
                                        prepay the entire aggregate principal
                                        amount of the Super Holdco Interim Loan
                                        (or the Super Holdco Rollover Securities and Super Holdco Rollover Loans) in cash with a prepayment premium of 1.0% of the principal amount thereof.

                                        Each such prepayment shall be made
                                        together with accrued interest to the
                                        date of prepayment, but, except as noted above, without premium or penalty
                                        (except breakage costs related to
                                        prepayments not made on the last day of
                                        the relevant interest period).

Exchange Feature; Rollover Securities   On the Initial Maturity Date, so long as
   and Rollover Loans:                  no event of default has occurred and is
                                        continuing under the Super Holdco
                                        Interim Loan Documents and all
                                        applicable fees have been paid in full,
                                        each Lender shall have its interest in
                                        the Super Holdco Interim Loan exchanged
                                        for Super Holdco Rollover Loans. At any
                                        time on or after the Initial Maturity
                                        Date, any Lender may exchange all or any
                                        portion of its Super Holdco Rollover
                                        Loans for Super Holdco Rollover
                                        Securities. The Super Holdco Rollover
                                        Securities and the Super Holdco Rollover
                                        Loans will be (A) mandatorily redeemable
                                        or prepayable, as the case may be, under
                                        the same circumstances as the Super
                                        Holdco Interim Loan, except that, in
                                        lieu of mandatory redemptions or
                                        prepayments, the Borrower shall be
                                        required to make mandatory offers to
                                        purchase or prepay such Super Holdco
                                        Rollover Securities or Super Holdco
                                        Rollover Loans and (B) optionally
                                        redeemable or prepayable, as the case
                                        may be, without premium or penalty or,
                                        if the holder has elected to fix the
                                        interest rate thereon, at declining
                                        premiums on terms customary for
                                        high-yield debt securities, including
                                        four year no-call provisions; provided
                                        that on or before the third anniversary
                                        of the Closing Date, up to 35% of the
                                        aggregate principal amount of the Super
                                        Holdco Rollover Loans and the Super
                                        Holdco Rollover Securities will be
                                        optionally redeemable or prepayable, as
                                        the case may be, with the net proceeds
                                        of one or more Equity Offerings (to be
                                        defined), at par plus accrued interest
                                        plus a premium equal to the coupon in
                                        effect on the date on which the interest
                                        rate was fixed. In the case of any Super
                                        Holdco Rollover Securities and Super
                                        Holdco Rollover Loans that have a
                                        variable rate, any optional redemption
                                        or prepayment thereof shall be made pro
                                        rata between such Super Holdco Rollover
                                        Securities and such Super Holdco
                                        Rollover Loans. All mandatory offers to
                                        purchase or prepay shall be made pro
                                        rata between the Super Holdco
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
                                        Rollover Securities and the Super Holdco
                                        Rollover Loans.

                                        The Super Holdco Rollover Securities
                                        will be evidenced by an indenture in
                                        form suitable for qualification under
                                        the Trust Indenture Act and will
                                        otherwise contain covenants and other
                                        provisions customary for high yield debt securities. The Super Holdco Rollover
                                        Loans will be evidenced by the Super
                                        Holdco Interim Loan Agreement. The
                                        holders of the Super Holdco Rollover
                                        Securities will be entitled to exchange
                                        offer and other registration rights to
                                        permit resale without restriction under
                                        applicable securities laws on terms no
                                        less favorable to the holders than those customarily applicable to an offering pursuant to Rule 144A (subject to applicable legal restrictions, including
                                        SEC staff interpretations).

Conditions to Effectiveness and to      The effectiveness of the Super Holdco
   Super Holdco Interim Loan:           Interim Loan Documents and the making of
                                        the Super Holdco Interim Loan shall be
                                        subject to the conditions precedent set
                                        forth in Exhibit H to the Commitment
                                        Letter.

Representations and Warranties:         Customary for facilities similar to the
                                        Super Holdco Interim Loan and no more
                                        restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood that representations and
                                        warranties shall also apply to Super
                                        Holdco).

Affirmative Covenants:                  Customary for facilities similar to the
                                        Super Holdco Interim Loan (including a
                                        covenant to refinance the Super Holdco
                                        Interim Loan with Super Holdco Senior
                                        Notes or Super Holdco Take-out
                                        Securities as soon as possible) and no
                                        more restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood that affirmative covenants
                                        shall also apply to Super Holdco).

                                        Upon the issuance of the Super Holdco
                                        Rollover Securities and the Super Holdco
                                        Rollover Loans, the affirmative
                                        covenants shall conform to affirmative
                                        covenants customary in a high-yield
                                        indenture.

Take-out Covenant:                      The Super Holdco Interim Loan Agreement
                                        will contain provisions pursuant to
                                        which the Borrower shall undertake to
                                        refinance in full the Super Holdco
                                        Interim Loan as promptly as practicable
                                        through the issuance of the Super Holdco
                                        Take-out Securities or otherwise in
                                        accordance with the Engagement Letter.

Negative Covenants:                     Customary for facilities similar to the
                                        Super Holdco Interim Loan and no more
                                        restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood that such negative covenants
                                        shall also apply to Super Holdco)
                                        (subject to baskets and exceptions,
                                        where customary and appropriate),
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                                        6


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
                                        including, but not limited to, the
                                        following: limitation on indebtedness
                                        and contingent obligations; limitation
                                        on liens and further negative pledges;
                                        limitation on investments; limitation on dividends and other distributions (with an exception to include, so long as no default has occurred and is continuing or would result therefrom, the payment or distribution of the Management Fee (as defined in the CSC Senior Secured Credit Facilities Term Sheet) so long as the senior secured leverage ratio (to be defined) of the Borrower is less than
                                        3.00 to 1.00); limitation on redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales; limitation on issuance, sale or other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; limitation on creation of subsidiaries; limitation on prepayment or repurchase of subordinated indebtedness; and limitation on being a general partner in a partnership.

                                        Upon the issuance of the Super Holdco
                                        Rollover Securities and the Super Holdco
                                        Rollover Loans, the negative covenants
                                        shall conform to negative covenants
                                        customary in a high-yield indenture.

Events of Default:                      Customary for facilities similar to the
                                        Super Holdco Interim Loan and no more
                                        restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood and agreed that such events
                                        of default shall also apply to Super
                                        Holdco).

Yield Protection and Increased Costs:   Customary for facilities similar to the
                                        Super Holdco Interim Loan.

Assignments and Participations:         Each assignment (unless to another
                                        Lender or its affiliates) shall be in a
                                        minimum amount of $1.0 million (unless
                                        the Borrower and the Lead Arrangers
                                        otherwise consent or unless the
                                        assigning Lender's exposure is thereby
                                        reduced to zero). Assignments shall be
                                        permitted with the Lead Arrangers'
                                        consent. Participations shall be
                                        permitted without restriction. Voting
                                        rights of participants will be subject
                                        to customary limitations.

Required Lenders:                       Lenders having a majority of the
                                        outstanding credit exposure (the
                                        "Required Lenders"), subject to
                                        amendments of certain provisions of the
                                        Super Holdco Interim Loan Documents
                                        requiring the consent of Lenders having
                                        a greater share (or all) of the
                                        outstanding credit exposure.
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

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
Expenses and Indemnification:           In addition to those out-of-pocket
                                        expenses reimbursable under the
                                        Commitment Letter, all reasonable
                                        out-of-pocket expenses of the Lead
                                        Arrangers and the Administrative Agent
                                        (and of all Lenders in the case of
                                        enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Super
                                        Holdco Interim Loan Document (including
                                        the reasonable fees, disbursements and
                                        other charges of counsel for the Lead
                                        Arrangers) are to be paid by the
                                        Borrower.

                                        The Borrower will indemnify each of the
                                        Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:                New York.

Waiver of Jury Trial:                   All parties to the Super Holdco Interim
                                        Loan Documents waive the right to trial
                                        by jury.

Special Counsel for Lead Arrangers:     Shearman & Sterling LLP (and such local
                                        counsel as may be selected by the Lead
                                        Arrangers).
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                                        8

CONFIDENTIAL                                                           EXHIBIT D

                        INTERMEDIATE HOLDCO INTERIM LOAN

                       SUMMARY OF TERMS AND CONDITIONS(1)

Borrower:                               A newly formed direct wholly-owned
                                        subsidiary of Cablevision Systems
                                        Corporation ("Intermediate Holdco" or
                                        the "Borrower").

Joint Lead Arrangers, Joint             Merrill Lynch, Pierce, Fenner & Smith
   Bookrunners, Syndication Agents      Incorporated and Bear, Stearns & Co.
   and Documentation Agents             Inc. (in such capacity, the "Lead
                                        Arrangers").

Administrative Agent:                   Merrill Lynch Capital Corporation or
                                        Bear Stearns Corporate Lending Inc. (in
                                        such capacity, the "Administrative
                                        Agent").

Lenders:                                Merrill Lynch Capital Corporation (or
                                        one of its affiliates), Bear Stearns
                                        Corporate Lending Inc. (or one of its
                                        affiliates) and a syndicate of financial institutions (collectively, the
                                        "Lenders") arranged by the Lead
                                        Arrangers in consultation with the
                                        Borrower.

Interim Loan:                           Senior interim loan (the "Intermediate
                                        Holdco Interim Loan") in a principal
                                        amount of up to $900.0 million.

Documentation:                          Customary for facilities similar to the
                                        Intermediate Holdco Interim Loan and
                                        reasonably acceptable to the Borrower
                                        and the Lenders. The documentation for
                                        the Intermediate Holdco Interim Loan
                                        will include, among others, an interim
                                        loan agreement (the "Intermediate Holdco
                                        Interim Loan Agreement") and other
                                        appropriate documents (collectively, the
                                        "Intermediate Holdco Interim Loan
                                        Documents").

Use of Proceeds:                        To finance in part the consideration for
                                        the Merger to be paid to the public
                                        shareholders of Central Park and to pay
                                        related fees and expenses, subject to
                                        the terms and conditions set forth in
                                        the Intermediate Holdco Interim Loan
                                        Documents.

Closing Date:                           The date of consummation of the Merger
                                        (the "Closing Date").

Availability:                           On the Closing Date in one drawing.

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

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Security:                               None (including in respect of the
                                        Intermediate Holdco Rollover Securities
                                        and Intermediate Holdco Rollover Loans).

Ranking:                                The Intermediate Holdco Interim Loan
                                        (and the Intermediate Holdco Rollover
                                        Securities and Intermediate Holdco
                                        Rollover Loans) will be a senior
                                        obligation of the Borrower ranking pari
                                        passu with all unsubordinated
                                        indebtedness of the Borrower and senior
                                        to all subordinated indebtedness of the
                                        Borrower.

Termination of Commitment:              The commitment in respect of the
                                        Intermediate Holdco Interim Loan will
                                        automatically and permanently terminate
                                        in its entirety on July 31, 2007, if not
                                        drawn down on or prior to such date, or
                                        sooner if such commitment is terminated
                                        in accordance with the Commitment
                                        Letter. In addition, the commitment in
                                        respect of the Intermediate Holdco
                                        Interim Loan will automatically and
                                        permanently terminate in its entirety on
                                        the date of the consummation of the
                                        Merger to the extent not drawn down on
                                        such date.

Maturity:                               The Intermediate Holdco Interim Loan
                                        will mature on the date (the "Initial
                                        Maturity Date") that is twelve months
                                        after the initial funding date (the
                                        "Funding"). Upon the satisfaction of the
                                        terms and conditions described under
                                        "Exchange Feature; Rollover Securities
                                        and Rollover Loans," the Intermediate
                                        Holdco Interim Loan will be exchanged
                                        for, at the option of each Lender,
                                        either (A) unsecured senior debt
                                        securities ("Intermediate Holdco
                                        Rollover Securities"), evidenced by an
                                        indenture in the form attached to the
                                        Intermediate Holdco Interim Loan
                                        Agreement and maturing on the date that
                                        occurs seven years after the Initial
                                        Maturity Date or (B) unsecured senior
                                        loans maturing on the date that occurs
                                        seven years after the Initial Maturity
                                        Date (the "Intermediate Holdco Rollover
                                        Loans"), evidenced by the Intermediate
                                        Holdco Interim Loan Agreement.

Interest Rate:                          (A) Intermediate Holdco Interim Loan.
                                        The Intermediate Holdco Interim Loan
                                        will bear interest at a rate per annum
                                        equal to the greater (as determined on
                                        the Closing Date and each three-month
                                        period thereafter) of (i) three-month
                                        LIBOR and (ii) a certain percentage (the
                                        "Interim Floor Percentage") set forth in
                                        Annex II to the Fee Letter, in each case
                                        plus the Spread (defined below). The
                                        "Spread" will initially be, with respect
                                        to clause (i) above, a certain number of
                                        basis points (the "Interim Initial Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter; and with respect to clause
                                        (ii) above, a certain number of basis
                                        points (the "Interim Floor Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter. If the Intermediate Holdco
                                        Interim Loan is not
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                                        2


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
                                        repaid in full within three months
                                        following the Closing Date, each Spread
                                        will increase by an additional number of
                                        basis points (the "Additional Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter at the end of such
                                        three-month period and shall increase by
                                        an additional number of basis points
                                        equal to the Additional Basis Points at
                                        the end of each three-month period
                                        thereafter. LIBOR will be adjusted for
                                        maximum statutory reserve requirements
                                        (if any).

                                        Notwithstanding the foregoing, the
                                        interest rate in effect at any time
                                        shall not exceed a certain percentage
                                        per annum (the "Interest Rate Cap") set
                                        forth in Annex II to the Fee Letter
                                        (exclusive of any additional interest
                                        payable due to an event of default).

                                        (B) Intermediate Holdco Rollover
                                        Securities and Intermediate Holdco
                                        Rollover Loans. The Intermediate Holdco
                                        Rollover Securities and the Intermediate
                                        Holdco Rollover Loans will bear interest at a rate per annum equal to the greater
                                        (as determined on the Initial Maturity
                                        Date and each three-month period
                                        thereafter) of (i) three-month LIBOR
                                        plus a certain number of basis points
                                        (the "Rollover Basis Points") set forth
                                        in Annex II to the Fee Letter and (ii)
                                        the Initial Rate (defined below), in
                                        each case plus the Exchange Spread (as
                                        defined below). The "Initial Rate" shall be equal to the interest rate applicable to the Intermediate Holdco Interim Loan and in effect on the Initial Maturity
                                        Date. "Exchange Spread" shall mean the
                                        Additional Basis Points. LIBOR will be
                                        adjusted for maximum statutory reserve
                                        requirements (if any). Any holder of
                                        Intermediate Holdco Rollover Securities
                                        or Intermediate Holdco Rollover Loans
                                        may elect, at its sole option, to fix
                                        the interest rate per annum on its
                                        Intermediate Holdco Rollover Securities
                                        or Intermediate Holdco Rollover Loans at the then effective rate of interest per annum.

                                        Notwithstanding the foregoing, the
                                        interest rate in effect at any time
                                        shall not exceed the Interest Rate Cap
                                        (exclusive of any additional interest
                                        payable due to an event of default).

Default Rate:                           Overdue principal, interest and other
                                        amounts under the Intermediate Holdco
                                        Interim Loan Documents shall bear
                                        interest at a rate per annum equal to a
                                        certain percentage (the "Default Rate
                                        Percentage") set forth in Annex II to
                                        the Fee Letter in excess of the
                                        otherwise applicable interest rate
                                        (including applicable margin).
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                                        3

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
Interest Payment Dates:                 (A) Intermediate Holdco Interim
                                        Loan. Quarterly, in arrears.

                                        (B) Intermediate Holdco Rollover
                                        Securities and Intermediate Holdco
                                        Rollover Loans. Semi-annually, in
                                        arrears.

Voluntary Prepayment:                   The Intermediate Holdco Interim Loan may
                                        be prepaid at any time in whole or in
                                        part at the option of the Borrower, in a
                                        minimum principal amount and in
                                        multiples to be agreed upon, together
                                        with accrued interest to the date of
                                        prepayment, but without premium or
                                        penalty (except breakage costs related
                                        to prepayments not made on the last day
                                        of the relevant interest period).

Mandatory Prepayment:                   Subject to paragraphs (i), (ii) and
                                        (iii) below,

                                             (A) 100% of the net cash proceeds
                                        of asset sales and other asset
                                        dispositions (including, without
                                        limitation, insurance proceeds) by
                                        Intermediate Holdco or any of its
                                        restricted subsidiaries (subject to
                                        exceptions and baskets to be agreed),

                                             (B) 100% of the net cash proceeds
                                        of the issuance or incurrence of debt by Intermediate Holdco or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

                                             (C) 100% of the net proceeds from
                                        any issuance of equity securities of
                                        Intermediate Holdco or any parent entity
                                        (whether direct or indirect, existing or future) of Intermediate Holdco in any public offering or private placement or from any capital contribution,

                                        in each case shall be applied as
                                        follows: first, to the Intermediate
                                        Holdco Interim Loan and then to the
                                        Super Holdco Interim Loan; and second,
                                        to the CSC Senior Credit Facilities.

                                        (i) The net proceeds of the Intermediate
                                        Holdco Senior Notes and the Intermediate
                                        Holdco Take-out Securities shall be
                                        applied to reduce to zero the
                                        commitments in respect of, or, if after
                                        the Closing Date, to reduce to zero the
                                        funded amount of the Intermediate Holdco
                                        Interim Loan.

                                        (ii) With respect to net proceeds of the disposition of assets by any restricted subsidiary of Intermediate Holdco or net proceeds of any issuance or incurrence of debt by any restricted subsidiary of Intermediate Holdco, in each case that would otherwise be required to be applied as


                                        4

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

                                        provided above will be applied as set
                                        forth above if and only to the extent
                                        that no restricted subsidiary of
                                        Intermediate Holdco is required to repay its indebtedness (other than intercompany indebtedness) as in effect as of the date of the Commitment Letter with such net proceeds and there are no contractual or legal restrictions on the ability of Intermediate Holdco to access such net proceeds.

                                        (iii) With respect to the net proceeds
                                        of the type described in clause (C)
                                        above in this section "Mandatory
                                        Prepayments", any such net proceeds
                                        shall be applied as set forth above to
                                        the extent such proceeds are not
                                        required to be applied by such parent to repay its indebtedness (other than intercompany indebtedness).

                                        In addition, upon the occurrence of a
                                        Change of Control (to be defined), the
                                        Borrower will be required to offer to
                                        prepay the entire aggregate principal
                                        amount of the Intermediate Holdco
                                        Interim Loan (or the Intermediate Holdco
                                        Rollover Securities and Intermediate
                                        Holdco Rollover Loans) in cash with a
                                        prepayment premium of 1.0% of the
                                        principal amount thereof.

                                        Each such prepayment shall be made
                                        together with accrued interest to the
                                        date of prepayment, but, except as noted above, without premium or penalty
                                        (except breakage costs related to
                                        prepayments not made on the last day of
                                        the relevant interest period).

Exchange Feature; Rollover Securities   On the Initial Maturity Date, so long as
   and Rollover Loans:                  no event of default has occurred and is
                                        continuing under the Intermediate Holdco
                                        Interim Loan Documents and all
                                        applicable fees have been paid in full,
                                        each Lender shall have its interest in
                                        the Intermediate Holdco Interim Loan
                                        exchanged for Intermediate Holdco
                                        Rollover Loans. At any time on or after
                                        the Initial Maturity Date, any Lender
                                        may exchange all or any portion of its
                                        Intermediate Holdco Rollover Loans for
                                        Intermediate Holdco Rollover Securities.
                                        The Intermediate Holdco Rollover
                                        Securities and the Intermediate Holdco
                                        Rollover Loans will be (A) mandatorily
                                        redeemable or prepayable, as the case
                                        may be, under the same circumstances as
                                        the Intermediate Holdco Interim Loan,
                                        except that, in lieu of mandatory
                                        redemptions or prepayments, the Borrower
                                        shall be required to make mandatory
                                        offers to purchase or prepay such
                                        Intermediate Holdco Rollover Securities
                                        or Intermediate Holdco Rollover Loans
                                        and (B) optionally redeemable or
                                        prepayable, as the case may be, without
                                        premium or penalty or, if the holder has
                                        elected to fix the interest rate
                                        thereon, at declining premiums on terms
                                        customary for high-yield debt
                                        securities, including four year no-call
                                        provisions;
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                                        5


                                        provided that on or before the third
                                        anniversary of the Closing Date, up to
                                        35% of the aggregate principal amount of the Intermediate Holdco Rollover Loans and the Intermediate Holdco Rollover
                                        Securities will be optionally redeemable or prepayable, as the case may be, with the net proceeds of one or more Equity
                                        Offerings (to be defined), at par plus
                                        accrued interest plus a premium equal to the coupon in effect on the date on which the interest rate was fixed. In the case of any Intermediate Holdco
                                        Rollover Securities and Intermediate
                                        Holdco Rollover Loans that have a
                                        variable rate, any optional redemption
                                        or prepayment thereof shall be made pro
                                        rata between such Intermediate Holdco
                                        Rollover Securities and such
                                        Intermediate Holdco Rollover Loans. All
                                        mandatory offers to purchase or prepay
                                        shall be made pro rata between the
                                        Intermediate Holdco Rollover Securities
                                        and the Intermediate Holdco Rollover
                                        Loans.

                                        The Intermediate Holdco Rollover
                                        Securities will be evidenced by an
                                        indenture in form suitable for
                                        qualification under the Trust Indenture
                                        Act and will otherwise contain covenants and other provisions customary for high yield debt securities. The Intermediate
                                        Holdco Rollover Loans will be evidenced
                                        by the Intermediate Holdco Interim Loan
                                        Agreement. The holders of the
                                        Intermediate Holdco Rollover Securities
                                        will be entitled to exchange offer and
                                        other registration rights to permit
                                        resale without restriction under
                                        applicable securities laws on terms no
                                        less favorable to the holders than those customarily applicable to an offering pursuant to Rule 144A (subject to applicable legal restrictions, including
                                        SEC staff interpretations).

Conditions to Effectiveness and to      The effectiveness of the Intermediate
   Intermediate Holdco Interim Loan:    Holdco Interim Loan Documents and the
                                        making of the Intermediate Holdco
                                        Interim Loan shall be subject to the
                                        conditions precedent set forth in
                                        Exhibit H to the Commitment Letter.

Representations and Warranties:         Customary for facilities similar to the
                                        Intermediate Holdco Interim Loan and no
                                        more restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood that representations and
                                        warranties shall also apply to
                                        Intermediate Holdco).

Affirmative Covenants:                  Customary for facilities similar to the
                                        Intermediate Holdco Interim Loan
                                        (including a covenant to refinance the
                                        Intermediate Holdco Interim Loan with
                                        Intermediate Holdco Senior Notes or
                                        Intermediate Holdco Take-out Securities
                                        as soon as possible) and no more
                                        restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood that affirmative covenants
                                        shall also apply to

                                        Intermediate Holdco).

                                        Upon the issuance of the Intermediate
                                        Holdco Rollover Securities and the
                                        Intermediate Holdco Rollover Loans, the
                                        affirmative covenants shall conform to
                                        affirmative covenants customary in a
                                        high-yield indenture.

Take-out Covenant:                      The Intermediate Holdco Interim Loan
                                        Agreement will contain provisions
                                        pursuant to which the Borrower shall
                                        undertake to refinance in full the
                                        Intermediate Holdco Interim Loan as
                                        promptly as practicable through the
                                        issuance of the Intermediate Holdco
                                        Take-out Securities or otherwise in
                                        accordance with the Engagement Letter.

Negative Covenants:                     Customary for facilities similar to the
                                        Intermediate Holdco Interim Loan and no
                                        more restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood that such negative covenants
                                        shall also apply to Intermediate Holdco)
                                        (subject to baskets and exceptions,
                                        where customary and appropriate),
                                        including, but not limited to, the
                                        following: limitation on indebtedness
                                        and contingent obligations; limitation
                                        on liens and further negative pledges;
                                        limitation on investments; limitation on
                                        dividends and other distributions (with
                                        an exception to include, so long as no
                                        default has occurred and is continuing
                                        or would result therefrom, the payment
                                        or distribution of the Management Fee
                                        (as defined in the CSC Senior Secured
                                        Credit Facilities Term Sheet) so long as
                                        the senior secured leverage ratio (to be
                                        defined) of the Borrower is less than
                                        3.00 to 1.00); limitation on redemptions
                                        and repurchases of equity interests;
                                        limitation on mergers, acquisitions and
                                        asset sales; limitation on issuance,
                                        sale or other disposition of subsidiary
                                        stock; limitation on sale-leaseback
                                        transactions; limitation on transactions
                                        with affiliates; limitation on dividend
                                        and other payment restrictions affecting
                                        subsidiaries; limitation on changes in
                                        business conducted; limitation on
                                        amendment of documents relating to other
                                        material indebtedness and other material
                                        documents; limitation on creation of
                                        subsidiaries; limitation on prepayment
                                        or repurchase of subordinated
                                        indebtedness; and limitation on being a
                                        general partner in a partnership.

                                        Upon the issuance of the Intermediate
                                        Holdco Rollover Securities and the
                                        Intermediate Holdco Rollover Loans, the
                                        negative covenants shall conform to
                                        negative covenants customary in a
                                        high-yield indenture.

Events of Default:                      Customary for facilities similar to the
                                        Intermediate Holdco Interim Loan and no
                                        more restrictive than those for the CSC
                                        Senior Credit Facilities (it being
                                        understood and agreed that such events
                                        of default shall also apply to

                                        Intermediate Holdco).

Yield Protection and Increased Costs:   Customary for facilities similar to the
                                        Intermediate Holdco Interim Loan.

Assignments and Participations:         Each assignment (unless to another
                                        Lender or its affiliates) shall be in a
                                        minimum amount of $1.0 million (unless
                                        the Borrower and the Lead Arrangers
                                        otherwise consent or unless the
                                        assigning Lender's exposure is thereby
                                        reduced to zero). Assignments shall be
                                        permitted with the Lead Arrangers'
                                        consent. Participations shall be
                                        permitted without restriction. Voting
                                        rights of participants will be subject
                                        to customary limitations.

Required Lenders:                       Lenders having a majority of the
                                        outstanding credit exposure (the
                                        "Required Lenders"), subject to
                                        amendments of certain provisions of the
                                        Intermediate Holdco Interim Loan
                                        Documents requiring the consent of
                                        Lenders having a greater share (or all)
                                        of the outstanding credit exposure.

Expenses and Indemnification:           In addition to those out-of-pocket
                                        expenses reimbursable under the
                                        Commitment Letter, all reasonable
                                        out-of-pocket expenses of the Lead
                                        Arrangers and the Administrative Agent
                                        (and of all Lenders in the case of
                                        enforcement costs and documentary taxes)
                                        associated with the preparation,
                                        execution and delivery of any waiver or
                                        modification (whether or not effective)
                                        of, and the enforcement of, any
                                        Intermediate Holdco Interim Loan
                                        Document (including the reasonable fees,
                                        disbursements and other charges of
                                        counsel for the Lead Arrangers) are to
                                        be paid by the Borrower.

                                        The Borrower will indemnify each of the
                                        Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses
                                        (including reasonable fees,
                                        disbursements and other charges of
                                        counsel) and liabilities arising out of
                                        or relating to any litigation or other
                                        proceeding (regardless of whether the
                                        Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:                New York.

Waiver of Jury Trial:                   All parties to the Intermediate Holdco
                                        Interim Loan Documents waive the right
                                        to trial by jury.

Special Counsel for Lead Arrangers:     Shearman & Sterling LLP (and such local
                                        counsel as may be selected by the Lead
                                        Arrangers).

CONFIDENTIAL                                                           EXHIBIT E

                                RPH INTERIM LOAN

                       SUMMARY OF TERMS AND CONDITIONS(1)

Borrower:                               Rainbow Programming Holdings LLC ("RPH"
                                        or the "Borrower").

Joint Lead Arrangers, Joint             Merrill Lynch, Pierce, Fenner & Smith
   Bookrunners, Syndication Agents      Incorporated and Bear, Stearns & Co.
   and Documentation Agents             Inc. (in such capacity, the "Lead
                                        Arrangers").

Administrative Agent:                   Merrill Lynch Capital Corporation or
                                        Bear Stearns Corporate Lending Inc. (in
                                        such capacity, the "Administrative
                                        Agent").

Lenders:                                Merrill Lynch Capital Corporation (or
                                        one of its affiliates), Bear Stearns
                                        Corporate Lending Inc. (or one of its
                                        affiliates) and a syndicate of financial institutions (collectively, the
                                        "Lenders") arranged by the Lead
                                        Arrangers in consultation with the
                                        Borrower.

Interim Loan:                           Senior interim loan (the "RPH Interim
                                        Loan") in a principal amount of up to
                                        $780.0 million.

Documentation:                          Customary for facilities similar to the
                                        RPH Interim Loan and reasonably
                                        acceptable to the Borrower and the
                                        Lenders. The documentation for the RPH
                                        Interim Loan will include, among others,
                                        an interim loan agreement (the "RPH
                                        Interim Loan Agreement") and other
                                        appropriate documents (collectively, the
                                        "RPH Interim Loan Documents").

Use of Proceeds:                        To finance in part the consideration for
                                        the Merger to be paid to the public
                                        shareholders of Central Park and to pay
                                        related fees and expenses, subject to
                                        the terms and conditions set forth in
                                        the RPH Interim Loan Documents.

Closing Date:                           The date of consummation of the Merger
                                        (the "Closing Date").

Availability:                           On the Closing Date in one drawing.

Security:                               None (including in respect of the RPH
                                        Rollover Securities and RPH Rollover
                                        Loans).

Ranking:                                The RPH Interim Loan (and the RPH
                                        Rollover Securities and RPH Rollover
                                        Loans) will be a senior obligation of
                                        the

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

                                        Borrower ranking pari passu with all
                                        unsubordinated indebtedness of the
                                        Borrower and senior to all subordinated
                                        indebtedness of the Borrower.

Termination of Commitment:              The commitment in respect of the RPH
                                        Interim Loan will automatically and
                                        permanently terminate in its entirety on
                                        July 31, 2007, if not drawn down on or
                                        prior to such date, or sooner if such
                                        commitment is terminated in accordance
                                        with the Commitment Letter. In addition,
                                        the commitment in respect of the RPH
                                        Interim Loan will automatically and
                                        permanently terminate in its entirety on
                                        the date of the consummation of the
                                        Merger to the extent not drawn down on
                                        such date.

Maturity:                               The RPH Interim Loan will mature on the
                                        date (the "Initial Maturity Date") that
                                        is twelve months after the initial
                                        funding date (the "Funding"). Upon the
                                        satisfaction of the terms and conditions
                                        described under "Exchange Feature;
                                        Rollover Securities and Rollover Loans,"
                                        the RPH Interim Loan will be exchanged
                                        for, at the option of each Lender,
                                        either (A) unsecured senior debt
                                        securities ("RPH Rollover Securities"),
                                        evidenced by an indenture in the form
                                        attached to the RPH Interim Loan
                                        Agreement and maturing on the date that
                                        occurs seven years after the Initial
                                        Maturity Date or (B) unsecured senior
                                        loans maturing on the date that occurs
                                        seven years after the Initial Maturity
                                        Date (the "RPH Rollover Loans"),
                                        evidenced by the RPH Interim Loan
                                        Agreement.

Interest Rate:                          (A) RPH Interim Loan. The RPH Interim
                                        Loan will bear interest at a rate per
                                        annum equal to the greater (as
                                        determined on the Closing Date and each
                                        three-month period thereafter) of (i)
                                        three-month LIBOR and (ii) a certain
                                        percentage (the "Interim Floor
                                        Percentage") set forth in Annex II to
                                        the Fee Letter, in each case plus the
                                        Spread (defined below). The "Spread"
                                        will initially be, with respect to
                                        clause (i) above, a certain number of
                                        basis points (the "Interim Initial Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter; and with respect to clause
                                        (ii) above, a certain number of basis
                                        points (the "Interim Floor Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter. If the RPH Interim Loan is
                                        not repaid in full within three months
                                        following the Closing Date, each Spread
                                        will increase by an additional number of
                                        basis points (the "Additional Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter at the end of such
                                        three-month period and shall increase by
                                        an additional number of basis points
                                        equal to the Additional Basis Points at
                                        the end of each three-month period
                                        thereafter. LIBOR will be adjusted for
                                        maximum statutory reserve requirements
                                        (if any).

                                        Notwithstanding the foregoing, the
                                        interest rate in effect at any time
                                        shall not exceed a certain percentage
                                        per annum (the "Interest Rate Cap") set
                                        forth in Annex II to the Fee Letter
                                        (exclusive of any additional interest
                                        payable due to an event of default).

                                        (B) RPH Rollover Securities and RPH
                                        Rollover Loans. The RPH Rollover
                                        Securities and the RPH Rollover Loans
                                        will bear interest at a rate per annum
                                        equal to the greater (as determined on
                                        the Initial Maturity Date and each
                                        three-month period thereafter) of (i)
                                        three-month LIBOR plus a certain number
                                        of basis points (the "Rollover Basis
                                        Points") set forth in Annex II to the
                                        Fee Letter and (ii) the Initial Rate
                                        (defined below), in each case plus the
                                        Exchange Spread (as defined below). The
                                        "Initial Rate" shall be equal to the
                                        interest rate applicable to the RPH
                                        Interim Loan and in effect on the
                                        Initial Maturity Date. "Exchange Spread" shall mean the Additional Basis Points.
                                        LIBOR will be adjusted for maximum
                                        statutory reserve requirements (if any).
                                        Any holder of RPH Rollover Securities or
                                        RPH Rollover Loans may elect, at its
                                        sole option, to fix the interest rate
                                        per annum on its RPH Rollover Securities or RPH Rollover Loans at the then effective rate of interest per annum.

                                        Notwithstanding the foregoing, the
                                        interest rate in effect at any time
                                        shall not exceed the Interest Rate Cap
                                        (exclusive of any additional interest
                                        payable due to an event of default).

Default Rate:                           Overdue principal, interest and other
                                        amounts under the RPH Interim Loan
                                        Documents shall bear interest at a rate
                                        per annum equal to a certain percentage
                                        (the "Default Rate Percentage") set
                                        forth in Annex II to the Fee Letter in
                                        excess of the otherwise applicable
                                        interest rate (including applicable
                                        margin).

Interest Payment Dates:                 (A) RPH Interim Loan. Quarterly, in
                                        arrears.

                                        (B) RPH Rollover Securities and RPH
                                        Rollover Loans. Semi-annually, in
                                        arrears.

Voluntary Prepayment:                   The RPH Interim Loan may be prepaid at
                                        any time in whole or in part at the
                                        option of the Borrower, in a minimum
                                        principal amount and in multiples to be
                                        agreed upon, together with accrued
                                        interest to the date of prepayment, but
                                        without premium or penalty (except
                                        breakage costs related to prepayments
                                        not made on the last day of the relevant
                                        interest period).

Mandatory Prepayment:                   Subject to paragraphs (i), (ii) and
                                        (iii) below,

                                             (A) 100% of the net cash proceeds
                                        of asset sales and other asset
                                        dispositions (including, without
                                        limitation, insurance proceeds) by RPH
                                        or any of its restricted subsidiaries
                                        (subject to exceptions and baskets to be agreed),

                                             (B) 100% of the net cash proceeds
                                        of the issuance or incurrence of debt by RPH or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

                                             (C) 100% of the net proceeds from
                                        any issuance of equity securities of RPH or any parent entity (whether direct or indirect, existing or future) of Super
                                        Holdco in any public offering or private placement or from any capital contribution,

                                        in each case shall be applied as
                                        follows: first, to the RPH Interim Loan;
                                        and second, to the RNS Senior Credit
                                        Facilities.

                                        (i) The net proceeds of the RPH Senior
                                        Notes and the RPH Take-out Securities
                                        shall be applied to reduce to zero the
                                        commitments in respect of, or, if after
                                        the Closing Date, to reduce to zero the
                                        funded amount of the RPH Interim Loan.

                                        (ii) With respect to net proceeds of the disposition of assets by any restricted subsidiary of RPH or net proceeds of any issuance or incurrence of debt by any restricted subsidiary of RPH, in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that no restricted subsidiary of RPH is required to repay its indebtedness (other than intercompany indebtedness) as in effect as of the date of the Commitment Letter with such net proceeds and there are no contractual or legal restrictions on the ability of RPH to access such net proceeds.

                                        (iii) With respect to the net proceeds
                                        of the type described in clause (C)
                                        above in this section "Mandatory
                                        Prepayments", any such net proceeds
                                        shall be applied as set forth above to
                                        the extent such proceeds are not
                                        required to be applied by such parent to repay its indebtedness (other than intercompany indebtedness).

                                        In addition, upon the occurrence of a
                                        Change of Control (to be defined), the
                                        Borrower will be required to offer to
                                        prepay the entire aggregate principal
                                        amount of the RPH

                                        Interim Loan (or the RPH Rollover
                                        Securities and RPH Rollover Loans) in
                                        cash with a prepayment premium of 1.0%
                                        of the principal amount thereof.

                                        Each such prepayment shall be made
                                        together with accrued interest to the
                                        date of prepayment, but, except as noted above, without premium or penalty
                                        (except breakage costs related to
                                        prepayments not made on the last day of
                                        the relevant interest period).

Exchange Feature; Rollover Securities   On the Initial Maturity Date, so long as
   and Rollover Loans:                  no event of default has occurred and is
                                        continuing under the RPH Interim Loan
                                        Documents and all applicable fees have
                                        been paid in full, each Lender shall
                                        have its interest in the RPH Interim
                                        Loan exchanged for RPH Rollover Loans.
                                        At any time on or after the Initial
                                        Maturity Date, any Lender may exchange
                                        all or any portion of its RPH Rollover
                                        Loans for RPH Rollover Securities. The
                                        RPH Rollover Securities and the RPH
                                        Rollover Loans will be (A) mandatorily
                                        redeemable or prepayable, as the case
                                        may be, under the same circumstances as
                                        the RPH Interim Loan, except that, in
                                        lieu of mandatory redemptions or
                                        prepayments, the Borrower shall be
                                        required to make mandatory offers to
                                        purchase or prepay such RPH Rollover
                                        Securities or RPH Rollover Loans and (B)
                                        optionally redeemable or prepayable, as
                                        the case may be, without premium or
                                        penalty or, if the holder has elected to
                                        fix the interest rate thereon, at
                                        declining premiums on terms customary
                                        for high-yield debt securities,
                                        including four year no-call provisions;
                                        provided that on or before the third
                                        anniversary of the Closing Date, up to
                                        35% of the aggregate principal amount of
                                        the RPH Rollover Loans and the RPH
                                        Rollover Securities will be optionally
                                        redeemable or prepayable, as the case
                                        may be, with the net proceeds of one or
                                        more Equity Offerings (to be defined),
                                        at par plus accrued interest plus a
                                        premium equal to the coupon in effect on
                                        the date on which the interest rate was
                                        fixed. In the case of any RPH Rollover
                                        Securities and RPH Rollover Loans that
                                        have a variable rate, any optional
                                        redemption or prepayment thereof shall
                                        be made pro rata between such RPH
                                        Rollover Securities and such RPH
                                        Rollover Loans. All mandatory offers to
                                        purchase or prepay shall be made pro
                                        rata between the RPH Rollover Securities
                                        and the RPH Rollover Loans.

                                        The RPH Rollover Securities will be
                                        evidenced by an indenture in form
                                        suitable for qualification under the
                                        Trust Indenture Act and will otherwise
                                        contain covenants and other provisions
                                        customary for high yield debt
                                        securities. The RPH Rollover Loans will
                                        be evidenced by the RPH Interim Loan
                                        Agreement. The holders of the RPH
                                        Rollover Securities will be entitled to
                                        exchange offer and other

                                        registration rights to permit resale
                                        without restriction under applicable
                                        securities laws on terms no less
                                        favorable to the holders than those
                                        customarily applicable to an offering
                                        pursuant to Rule 144A (subject to
                                        applicable legal restrictions, including
                                        SEC staff interpretations).

Conditions to Effectiveness and to      The effectiveness of the RPH Interim
   RPH Interim Loan:                    Loan Documents and the making of the RPH
                                        Interim Loan shall be subject to the
                                        conditions precedent set forth in
                                        Exhibit H to the Commitment Letter.

Representations and Warranties:         Customary for facilities similar to the
                                        RPH Interim Loan and no more restrictive
                                        than those for the RNS Senior Credit
                                        Facilities (it being understood that
                                        representations and warranties shall
                                        also apply to RPH).

Affirmative Covenants:                  Customary for facilities similar to the
                                        RPH Interim Loan (including a covenant
                                        to refinance the RPH Interim Loan with
                                        the RPH Senior Notes or the RPH Take-out
                                        Securities as soon as possible) and no
                                        more restrictive than those for the RNS
                                        Senior Credit Facilities (it being
                                        understood that affirmative covenants
                                        shall also apply to RPH).

                                        Upon the issuance of the RPH Rollover
                                        Securities and the RPH Rollover Loans,
                                        the affirmative covenants shall conform
                                        to affirmative covenants customary in a
                                        high-yield indenture.

Take-out Covenant:                      The RPH Interim Loan Agreement will
                                        contain provisions pursuant to which the
                                        Borrower shall undertake to refinance in
                                        full the RPH Interim Loan as promptly as
                                        practicable through the issuance of the
                                        RPH Take-out Securities or otherwise in
                                        accordance with the Engagement Letter.

Negative Covenants:                     Customary for facilities similar to the
                                        RPH Interim Loan and no more restrictive
                                        than those for the RNS Senior Credit
                                        Facilities (it being understood that
                                        such negative covenants shall also apply
                                        to RPH) (subject to baskets and
                                        exceptions, where customary and
                                        appropriate), including, but not limited
                                        to, the following: limitation on
                                        indebtedness and contingent obligations;
                                        limitation on liens and further negative
                                        pledges; limitation on investments;
                                        limitation on dividends and other
                                        distributions; limitation on redemptions
                                        and repurchases of equity interests;
                                        limitation on mergers, acquisitions and
                                        asset sales; limitation on issuance,
                                        sale or other disposition of subsidiary
                                        stock; limitation on sale-leaseback
                                        transactions; limitation on transactions
                                        with affiliates; limitation on dividend
                                        and other payment restrictions affecting
                                        subsidiaries; limitation on changes in
                                        business conducted; limitation on
                                        amendment of documents relating to other
                                        material indebtedness and other material

                                        documents; limitation on creation of
                                        subsidiaries; limitation on prepayment
                                        or repurchase of subordinated
                                        indebtedness; and limitation on being a
                                        general partner in a partnership.

                                        Upon the issuance of the RPH Rollover
                                        Securities and the RPH Rollover Loans,
                                        the negative covenants shall conform to
                                        negative covenants customary in a
                                        high-yield indenture.

Events of Default:                      Customary for facilities similar to the
                                        RPH Interim Loan and no more restrictive
                                        than those for the RNS Senior Credit
                                        Facilities (it being understood and
                                        agreed that such events of default shall
                                        also apply to RPH).

Yield Protection and Increased Costs:   Customary for facilities similar to the
                                        RPH Interim Loan.

Assignments and Participations:         Each assignment (unless to another
                                        Lender or its affiliates) shall be in a
                                        minimum amount of $1.0 million (unless
                                        the Borrower and the Lead Arrangers
                                        otherwise consent or unless the
                                        assigning Lender's exposure is thereby
                                        reduced to zero). Assignments shall be
                                        permitted with the Lead Arrangers'
                                        consent. Participations shall be
                                        permitted without restriction. Voting
                                        rights of participants will be subject
                                        to customary limitations.

Required Lenders:                       Lenders having a majority of the
                                        outstanding credit exposure (the
                                        "Required Lenders"), subject to
                                        amendments of certain provisions of the
                                        RPH Interim Loan Documents requiring the
                                        consent of Lenders having a greater
                                        share (or all) of the outstanding credit
                                        exposure.

Expenses and Indemnification:           In addition to those out-of-pocket
                                        expenses reimbursable under the
                                        Commitment Letter, all reasonable
                                        out-of-pocket expenses of the Lead
                                        Arrangers and the Administrative Agent
                                        (and of all Lenders in the case of
                                        enforcement costs and documentary taxes)
                                        associated with the preparation,
                                        execution and delivery of any waiver or
                                        modification (whether or not effective)
                                        of, and the enforcement of, any RPH
                                        Interim Loan Document (including the
                                        reasonable fees, disbursements and other
                                        charges of counsel for the Lead
                                        Arrangers) are to be paid by the
                                        Borrower.

                                        The Borrower will indemnify each of the
                                        Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses
                                        (including reasonable fees,
                                        disbursements and other charges of
                                        counsel) and liabilities arising out of
                                        or relating to any litigation or other
                                        proceeding (regardless of whether the
                                        Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person's bad faith,
                                        gross negligence or willful misconduct.

Governing Law and Forum:                New York.

Waiver of Jury Trial:                   All parties to the RPH Interim Loan
                                        Documents waive the right to trial by
                                        jury.

Special Counsel for Lead Arrangers:     Shearman & Sterling LLP (and such local
                                        counsel as may be selected by the Lead
                                        Arrangers).

CONFIDENTIAL                                                           EXHIBIT F

                          RNS SENIOR CREDIT FACILITIES

                       SUMMARY OF TERMS AND CONDITIONS(1)

Borrower:                               Rainbow National Services LLC, a
                                        Delaware limited liability company
                                        ("RNS" or the "Borrower").

Joint Lead Arrangers, Joint             Merrill Lynch, Pierce, Fenner & Smith
   Bookrunners, Syndication Agents      Incorporated and Bear, Stearns & Co.
   and Documentation Agents:            Inc. (in such capacity, the "Lead
                                        Arrangers").

Administrative Agent:                   Merrill Lynch Capital Corporation or
                                        Bear Stearns Corporate Lending Inc. (in
                                        such capacity, the "Administrative
                                        Agent").

Lenders:                                Merrill Lynch Capital Corporation (or
                                        one of its affiliates), Bear Stearns
                                        Corporate Lending Inc. and a syndicate
                                        of financial institutions (collectively, the "Lenders") arranged by the Lead
                                        Arrangers in consultation with the
                                        Borrower.

Senior Credit Facilities:               Senior secured credit facilities (the
                                        "RNS Senior Credit Facilities") in an
                                        aggregate principal amount of up to $1.1
                                        billion, such RNS Senior Credit
                                        Facilities consisting of the following:

                                        (A) Term Loan B Facility. Term loan B
                                        facility in an aggregate principal
                                        amount of $800.0 million (the "Term Loan
                                        B Facility"). Loans made under the Term
                                        Loan B Facility are herein referred to
                                        as "Term Loans").

                                        (B) Revolving Credit Facility. A
                                        revolving credit facility in an
                                        aggregate principal amount of $300.0
                                        million (the "Revolving Credit
                                        Facility"). Loans made under the
                                        Revolving Credit Facility are herein
                                        referred to as "Revolving Loans"; the
                                        Term Loans and Revolving Loans are
                                        herein referred to collectively as
                                        "Loans". An amount to be agreed of the
                                        Revolving Credit Facility will be
                                        available as a letter of credit
                                        subfacility and as a swing line
                                        subfacility, in each case on customary
                                        terms.

Documentation:                          Customary for facilities similar to the
                                        RNS Senior Credit Facilities and
                                        reasonably acceptable to the Borrower
                                        and the Lenders. The documentation for
                                        the RNS Senior Credit Facilities will
                                        include, among others, a credit
                                        agreement (the "Credit Agreement"),
                                        guarantees and appropriate pledge,
                                        security interest and other collateral
                                        documents (collectively, the "Credit
                                        Documents"). The Borrower and the
                                        Guarantors (as

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

                                        defined below under the section entitled
                                        "Guarantors") are herein referred to as
                                        the "Loan Parties" and individually as a "Loan Party".

Closing Date:                           The date of the consummation of the
                                        Merger (the "Closing Date").

Use of Proceeds:                        The proceeds of the Term Loan B Facility
                                        will be used (a) to finance in part the
                                        Transactions and (b) to pay related fees
                                        and expenses in connection with the
                                        foregoing, subject to the terms and
                                        conditions set forth in the Credit
                                        Documents.

                                        Proceeds of not more than an amount to
                                        be mutually agreed of the Revolving
                                        Credit Facility (the "Permitted Revolver
                                        Amount") may be used on the Closing Date to finance a portion of the Transactions. The Revolving Credit
                                        Facility will also be used after the
                                        Closing Date for working capital and
                                        general corporate purposes of the
                                        Borrower and its subsidiaries, subject
                                        to the terms and conditions set forth in the Credit Documents.

Availability:                           Term Loan B Facility.

                                        The full amount of the Term Loan B
                                        Facility will be available on the
                                        Closing Date in one drawing.

                                        Any and all advances made under the Term
                                        Loan B Facility that are repaid or
                                        prepaid may not be reborrowed.

                                        Revolving Credit Facility.

                                        The Revolving Credit Facility will be
                                        available on a fully revolving basis,
                                        subject to the terms and conditions set
                                        forth in the Credit Documents, in the
                                        form of revolving advances, swing line
                                        advances and letters of credit issued on and after the Closing Date until the date that is six years after the Closing
                                        Date (the "R/C Termination Date");
                                        provided, however, that (subject to the
                                        limitations set forth above) the
                                        Permitted Revolver Amount may be drawn
                                        on the Closing Date to finance in part
                                        the Transactions.

Guarantors:                             Each of the Borrower's direct and
                                        indirect domestic subsidiaries existing
                                        on the Closing Date or thereafter
                                        created or acquired, shall
                                        unconditionally guarantee, on a joint
                                        and several basis, all obligations of
                                        the Borrower under the RNS Senior Credit
                                        Facilities, other than (a) any
                                        immaterial or inactive subsidiaries and
                                        (b) the subsidiaries of RNS currently
                                        treated as "Unrestricted Subsidiaries"
                                        under the Existing RNS Credit Facility
                                        (as in effect as of the date of the
                                        Commitment Letter) (which subsidiaries,
                                        for the avoidance of doubt, shall not be
                                        considered "restricted subsidiaries" for
                                        purposes of the Commitment Letter or
                                        either Term Sheet). Each guarantor of
                                        any of the RNS Senior Credit Facilities
                                        is herein referred to as a "Guarantor"
                                        and its guarantee

                                        is referred to herein as a "Guarantee."

Security:                               The RNS Senior Credit Facilities and the
                                        obligations of the Borrower under each
                                        interest rate protection agreement
                                        entered into with a Lender or any
                                        affiliate of a Lender will be secured by
                                        the following property (collectively,
                                        the "Collateral"):

                                        (A) a perfected security interest in all of the capital stock (or other ownership interests) of each of the direct and indirect subsidiaries of the Borrower existing on the Closing Date or thereafter created or acquired, limited to, in the case of non-domestic subsidiaries, 65% of the shares of any direct, "first tier" non-domestic subsidiaries of the Borrower
                                        (collectively, the "Pledged Equity
                                        Collateral"); and

                                        (B) a perfected lien on, and security
                                        interest in, all of the tangible and
                                        intangible properties and assets
                                        (including all equipment, inventory,
                                        contract rights, real property
                                        interests, trademarks, trade names and
                                        other intellectual property and proceeds of the foregoing) of each Loan Party
                                        (collectively, other than the Pledged
                                        Equity Collateral, the "Other Pledged
                                        Collateral"), except in each case for
                                        those properties and assets as to which
                                        the Lead Arrangers shall determine in
                                        its sole discretion that the costs of
                                        obtaining such security interest are
                                        excessive in relation to the value of
                                        the security to be afforded thereby
                                        (subject to any restrictions and
                                        limitations relating to granting of any
                                        liens that are set forth in the
                                        indentures governing Central Park's and
                                        its restricted subsidiaries' senior and
                                        senior subordinated notes as in effect
                                        as of the date of the Commitment
                                        Letter).

                                        All such security interests will be
                                        created pursuant to documentation
                                        customary for facilities similar to the
                                        RNS Senior Credit Facilities and
                                        reasonably satisfactory in all respects
                                        to the Lead Arrangers and the Borrower.
                                        On the Closing Date, such security
                                        interests shall have become perfected
                                        (or arrangements for the perfection
                                        thereof reasonably satisfactory to the
                                        Lead Arrangers shall have been made) and the Lead Arrangers shall have received reasonably satisfactory evidence as to the enforceability, perfection and priority thereof.

Termination of Commitments:             The commitment in respect of all the RNS
                                        Senior Credit Facilities will
                                        automatically and permanently terminate
                                        in its entirety on July 31, 2007, if the
                                        Term Loan B Facility is not drawn down
                                        on or prior to such date, or sooner if
                                        such commitment is terminated in
                                        accordance with the Commitment Letter.

Final Maturity:                         (A) Term Loan B Facility. The Term Loan
                                        B Facility will mature on the date that
                                        occurs seven years after the Closing
                                        Date.

                                        (B) Revolving Credit Facility. The
                                        Revolving Credit Facility will mature on the R/C Termination Date.

Amortization Schedule:                  The Term Loan B Facility will amortize
                                        at a rate of 1.00% per annum on a
                                        quarterly basis (beginning with the
                                        first full quarter after the Closing
                                        Date) for the first six years after the
                                        Closing Date, with the balance paid on
                                        the Term B Loan B Maturity Date.

Letters of Credit:                      Letters of credit under the Revolving
                                        Credit Facility ("Letters of Credit")
                                        will be issued by a Lender or Lenders to
                                        be agreed by the Lead Arrangers and the
                                        Borrower (in such capacity, each an
                                        "Issuing Bank"). The issuance of all
                                        Letters of Credit shall be subject to
                                        the customary documentation
                                        requirements, procedures and fees of the
                                        Issuing Bank(s).

Interest Rates and Fees:                Interest rates and fees in connection
                                        with the RNS Senior Credit Facilities
                                        will be as specified on Annex I attached
                                        hereto.

Default Rate:                           Overdue principal, interest and other
                                        amounts under the Credit Documents shall
                                        bear interest at a rate per annum equal
                                        to a certain percentage (the "Default
                                        Rate Percentage") set forth in Annex I
                                        to the Fee Letter in excess of the
                                        otherwise applicable interest rate
                                        (including applicable margin).

Voluntary Prepayments/                  (A) Term Loan B Facility. Advances under
   Reductions in Commitments:           the Term Loan B Facility may be prepaid
                                        at any time in whole or in part at the
                                        option of the Borrower, in a minimum
                                        principal amount and in multiples to be
                                        agreed upon, without premium or penalty
                                        (except, in the case of LIBOR
                                        borrowings, breakage costs related to
                                        prepayments not made on the last day of
                                        the relevant interest period).

                                        Voluntary prepayments of the Term Loan B
                                        Facility shall be applied pro rata to
                                        the remaining scheduled amortization
                                        payments in respect thereof.

                                        (B) Revolving Credit Facility. The
                                        unutilized portion of the commitments
                                        under the Revolving Credit Facility may
                                        be reduced and advances under the
                                        Revolving Credit Facility may be repaid
                                        at any time, in each case, at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty
                                        (except, in the case of LIBOR advances,
                                        breakage costs related to prepayments
                                        not made on the last day of the relevant interest period).

Mandatory Prepayments:                  An amount equal to

                                        (A) 50% of annual Excess Cash Flow (to
                                        be defined),

                                        (B) 100% of the net cash proceeds
                                        (including condemnation and insurance
                                        proceeds) of asset sales and other asset dispositions by RNS or any of its restricted subsidiaries

                                        (including, without limitation,
                                        insurance proceeds and subject to
                                        baskets, exceptions and reinvestment
                                        rights to be agreed upon),

                                        (C) 100% of the net cash proceeds of the issuance or incurrence of debt by RNS or any of its restricted subsidiaries
                                        (subject to baskets and exceptions to be agreed upon) and

                                        (D) 100% of the net proceeds from any
                                        issuance of equity securities of RNS or
                                        any of its restricted subsidiaries in
                                        any public offering or private placement or from any capital contribution
                                        (subject to baskets and exceptions to be agreed upon),

                                        in each case shall be applied as
                                        follows: first, to the RPH Interim Loan, and second, to the RNS Senior Credit
                                        Facilities.

                                        Mandatory prepayments will be applied to the Term Loan B Facility. Any application to the Term Loan B Facility shall be applied pro rata to the remaining scheduled amortization payments. To the extent that the amount to be applied to the prepayment of Term
                                        Loans exceeds the aggregate amount of
                                        Term Loans then outstanding, such excess shall be applied to the Revolving
                                        Facility to permanently reduce the
                                        commitments thereunder; provided,
                                        however, that if at the time of such
                                        application the aggregate commitments
                                        under the Revolving Credit Facility are
                                        equal to or less than $100 million
                                        ("Threshold"), then such excess shall
                                        not be required to permanently reduce
                                        the commitments under the Revolving
                                        Credit Facility, and in no event shall
                                        such excess permanently reduce the
                                        commitments under the Revolving Credit
                                        Facility below the Threshold.

                                        Advances under the Revolving Credit
                                        Facility will be immediately prepaid to
                                        the extent that the aggregate extensions of credit under the Revolving Credit
                                        Facility exceed the commitments then in
                                        effect under the Revolving Credit
                                        Facility.

Conditions to Effectiveness and to      The effectiveness of the Credit
   Initial Advances:                    Agreement and the making of the initial
                                        Loans under the RNS Senior Credit
                                        Facilities shall be subject to the
                                        conditions precedent set forth in
                                        Exhibit H to the Commitment Letter.

Conditions to All Extensions of         Each extension of credit under the RNS
   Credit:                              Senior Credit Facilities will be subject
                                        to customary conditions precedent,
                                        including the (A) absence of any Default
                                        or Event of Default (to be defined) and
                                        (B) continued accuracy of
                                        representations and warranties in all
                                        material respects (which materiality
                                        exception will not apply to
                                        representations and warranties to the
                                        extent already qualified by materiality
                                        standards).

Representations and Warranties:         Customary for facilities similar to the
                                        RNS Senior Credit Facilities, including,
                                        but no limited to, representations and
                                        warranties as to existence,
                                        qualification and power; authorization
                                        and enforceability; subsidiaries and
                                        unrestricted subsidiaries; no violation
                                        of law, contracts or organizational
                                        documents; no governmental authorization
                                        or third party approvals or consents;
                                        titles to properties; no collective
                                        bargaining agreements; tax matters;
                                        financial statements and no material
                                        adverse effect; forecasts and
                                        projections; investments and guaranties;
                                        no undisclosed litigation or
                                        liabilities; ERISA matters; intellectual
                                        property matters; compliance with laws;
                                        no default under material agreements; no
                                        casualties or condemnations; accuracy of
                                        information; margin regulations
                                        compliance; solvency; no finder's fees;
                                        description of business; no change in
                                        names; Investment Company Act status;
                                        senior debt; and perfection of security
                                        interests.

Affirmative Covenants:                  Customary for facilities similar to the
                                        RNS Senior Credit Facilities, including,
                                        but not limited to, preservation of
                                        existence; compliance with law;
                                        maintenance of properties; accounting
                                        methods and financial records;
                                        maintenance of insurance; payment of
                                        taxes and claims; visitation and
                                        inspection rights; payment of debt for
                                        borrowed money; use of proceeds; ERISA
                                        contributions and compliance; further
                                        assurances; indemnification against
                                        broker's claims; general
                                        indemnification; springing lien and
                                        guaranties for new guarantors; financial
                                        statements, certificates, reports and
                                        notices; performance of material
                                        contracts.

Negative Covenants:                     Customary for facilities similar to the
                                        RNS Senior Credit Facilities (all such
                                        covenants to be subject to customary
                                        baskets and exceptions and such others
                                        to be agreed upon), including, but not
                                        limited to: limitation on indebtedness
                                        and contingent obligations; limitation
                                        on liens and further negative pledges;
                                        limitation on investments; limitation on
                                        dividends, redemptions and repurchases
                                        of equity interests and other
                                        distributions (with exceptions for
                                        dividends to make scheduled payments of
                                        debt of parent entities); limitation on
                                        mergers, acquisitions and asset sales;
                                        limitation on capital expenditures;
                                        limitation on issuance, sale and other
                                        disposition of subsidiary stock;
                                        limitation on sale-leaseback
                                        transactions; limitation on transactions
                                        with affiliates; limitation on dividend
                                        and other payment restrictions affecting
                                        subsidiaries; limitation on changes in
                                        business conducted; limitation on
                                        amendment of documents relating to other
                                        material indebtedness and other material
                                        documents; limitation on creation of
                                        subsidiaries; limitation on prepayment
                                        or repurchase of subordinated
                                        indebtedness; and limitation on being a
                                        general partner in a partnership.

Financial Covenants:                    The RNS Senior Credit Facilities will
                                        contain financial covenants appropriate
                                        in the context of the proposed
                                        transaction, and

                                        customary for facilities similar to the
                                        RNS Senior Credit Facilities, consisting of (definitions and numerical calculations to be set forth in the Credit Agreement): (a) total leverage ratio; (b) interest coverage ratio; and
                                        (c) senior secured leverage ratio; and
                                        shall be substantially consistent with
                                        the financial covenants contained in the Existing RNS Credit Facility (in existence as of the date of the Commitment Letter), and, notwithstanding the foregoing, with covenant levels to be mutually agreed.

Events of Default:                      Customary for facilities similar to the
                                        RNS Senior Credit Facilities, including,
                                        but not limited to breach of
                                        representation or warranty; nonpayment
                                        of principal, interest, fees or other
                                        amounts; breach of covenants; change of
                                        control; reduction of paying
                                        subscribers; bankruptcy, insolvency
                                        proceedings, etc.; judgment defaults;
                                        ERISA defaults; cross-defaults to other
                                        indebtedness; and actual or asserted
                                        invalidity of loan documentation.

Interest Rate Management:               At least 50% of the aggregate principal
                                        amount of all outstanding indebtedness
                                        of Central Park and its subsidiaries
                                        must be subject to either to a fixed
                                        rate or be hedged on terms and
                                        conditions and for a period of time in
                                        each case reasonably satisfactory to the
                                        Lead Arrangers.

Yield Protection and Increased          Customary for facilities similar to the
   Costs; and Replacement of Lenders:   RNS Senior Credit Facilities, including
                                        protective provisions for such matters
                                        as defaulting banks, capital adequacy,
                                        increased costs, reserves, funding
                                        losses, breakage costs, illegality and
                                        withholding taxes.

                                        Subject to customary conditions
                                        (including that no default shall have
                                        occurred and be continuing), the
                                        Borrower shall have the right to replace any Lender that (a) charges an amount with respect to contingencies described in the immediately preceding paragraph or (b) refuses to consent to certain amendments or waivers of the RNS Senior
                                        Credit Facilities which expressly
                                        require the consent of such Lender and
                                        which have been approved by the Required
                                        Lenders (or, in certain circumstances
                                        applicable to a particular tranche, a
                                        majority of the applicable tranche of
                                        Lenders).

Assignments and Participations:         Each assignment (unless to another
                                        Lender or its affiliates) shall be in a
                                        minimum amount of $1.0 million for the
                                        Term Loan B Facility and $5.0 million
                                        for the Revolving Credit Facility
                                        (unless the Borrower and the Lead
                                        Arrangers otherwise consent or unless
                                        the assigning Lender's exposure is
                                        thereby reduced to zero). Assignments
                                        (which may be non-pro rata among the RNS
                                        Senior Credit Facilities) shall be
                                        permitted with the Borrower's and the
                                        Lead Arrangers' consent (such consents
                                        not to be unreasonably withheld, delayed
                                        or conditioned), except that no such
                                        consent of the Borrower need be obtained
                                        to effect (a) an assignment in respect
                                        of the Term Loan B Facility other than
                                        an assignment to a competitor (to be
                                        defined) of Central Park, (b) an

                                        assignment to any Lender (or its
                                        affiliates) or (c) an assignment if any
                                        default has occurred and is continuing.
                                        Participations shall be permitted
                                        without restriction. Voting rights of
                                        participants will be subject to
                                        customary limitations.

Required Lenders:                       Lenders having a majority of the
                                        outstanding credit exposure under the
                                        RNS Senior Credit Facilities (the
                                        "Required Lenders"), subject to
                                        amendments or waivers of certain
                                        provisions of the Credit Documents
                                        requiring the consent of each affected
                                        Lender (or all Lenders) or Lenders
                                        having a majority of the outstanding
                                        credit exposure under each affected RNS
                                        Senior Credit Facility (including a
                                        requirement for a majority of the
                                        Lenders under the Revolving Credit
                                        Facility to approve waivers or
                                        amendments affecting the conditions to
                                        additional advances under the Revolving
                                        Credit Facility).

Expenses and Indemnification:           All reasonable out-of-pocket expenses of
                                        the Lead Arrangers and the
                                        Administrative Agent (and of all Lenders
                                        in the case of enforcement costs and
                                        documentary taxes) associated with the
                                        negotiation, preparation, execution and
                                        delivery of any waiver or modification
                                        (whether or not effective) of, and the
                                        enforcement of, any Credit Document
                                        (including the reasonable fees,
                                        disbursements and other charges of
                                        counsel for the Lead Arrangers) are to
                                        be paid by the Loan Parties.

                                        The Loan Parties will jointly and
                                        severally indemnify each of the Lead
                                        Arrangers, the Administrative Agent and
                                        the Lenders and hold them harmless from
                                        and against all costs, expenses
                                        (including fees, disbursements and other charges of counsel) and all liabilities arising out of or relating to any litigation or other proceeding
                                        (regardless of whether the Lead
                                        Arrangers, the Administrative Agent or
                                        any such Lender is a party thereto) that relate to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:                New York.

Waiver of Jury Trial:                   All parties to the Credit Documents
                                        waive the right to trial by jury.

Special Counsel for Lead Arrangers:     Shearman & Sterling LLP (including local
                                        counsel as selected by the Lead
                                        Arrangers).

                                                                         ANNEX I

Interest Rates and Fees:                The Borrower will be entitled to make
                                        borrowings based on the ABR plus the
                                        Applicable Margin or LIBOR plus the
                                        Applicable Margin. The Loans under the
                                        RNS Senior Credit Facilities will bear
                                        interest, at the option of the Borrower,
                                        at (a) ABR plus the Applicable Margin or
                                        (b) LIBOR plus the Applicable Margin.

                                        The "Applicable Margin" with respect to
                                        the Revolving Credit Facility will be
                                        (a) prior to the Trigger Date (as
                                        defined below), a percentage per annum
                                        set forth in Annex I to the Fee Letter
                                        and (b) on and after the Trigger Date,
                                        determined pursuant to a grid to be
                                        determined which will be based on the
                                        Total Leverage Ratio (to be defined).

                                        The "Applicable Margin" with respect to
                                        the Term Loan B Facility will be a
                                        percentage per annum set forth in Annex
                                        I to the Fee Letter.

                                        "Trigger Date" means the first date
                                        after the Closing Date on which the
                                        Borrower delivers financial statements
                                        and a computation of the Total Leverage
                                        Ratio (to be defined) for the first
                                        fiscal quarter ended at least six months after the Closing Date in accordance with the Credit Agreement.

                                        Unless consented to by the Lead
                                        Arrangers in their sole discretion, no
                                        LIBOR Loans may be elected on the
                                        Closing Date or prior to the date 30
                                        days thereafter (unless the completion
                                        of the primary syndication of the RNS
                                        Senior Credit Facilities as determined
                                        by the Lead Arrangers shall have
                                        occurred).

                                        "ABR" means the higher of (a) the prime
                                        rate of interest announced or
                                        established by the Lender acting as the
                                        Administrative Agent from time to time,
                                        changing effective on the date of
                                        announcement or establishment of said
                                        prime rate changes and (b) the Federal
                                        Funds Rate plus 0.50% per annum. The
                                        prime rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.

                                        "LIBOR" means the rate determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR advance, as adjusted for maximum statutory reserves.

                                        The Borrower may select interest periods of one, two, three or six months for LIBOR borrowings. Interest will be payable in arrears (a) in the case of ABR advances, at the end of each quarter and (b) in the case of LIBOR advances, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (a) in the case of LIBOR Loans, a 360-day year and (b) in the case of ABR Loans, a 365-or 366-day year, as the case may be.

                                        Commitment fees accrue on the undrawn
                                        amount of the Revolving Credit Facility, commencing on the Closing Date. The commitment fee in respect of the Revolving Credit Facility will be a percentage per annum (the "Unutilized
                                        Commitment Fee Percentage") set forth in Annex I to the Fee Letter.

                                        All commitment fees will be payable in
                                        arrears at the end of each quarter and
                                        upon any termination of any commitment,
                                        in each case for the actual number of
                                        days elapsed over a 360-day year.

                                        Letter of Credit fees will be payable
                                        for the account of the Revolving Credit
                                        Facility Lenders on the daily average
                                        undrawn face amount of each Letter of
                                        Credit at a rate per annum equal to the
                                        Applicable Margin for Loans under the
                                        Revolving Credit Facility that bear
                                        interest at LIBOR in effect at such
                                        time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to a percentage per annum
                                        (the "Issuing Fee Percentage") set forth in Annex I to the Fee Letter shall be payable to the Issuing Bank for its own account, which fee shall also be payable quarterly in arrears.

                                        The Lead Arrangers and the
                                        Administrative Agent shall receive such
                                        other fees as shall have been separately agreed with the Borrower in the fee letter between them.

CONFIDENTIAL                                                           EXHIBIT G

                          RPP SENIOR CREDIT FACILITIES

                       SUMMARY OF TERMS AND CONDITIONS(1)

Borrower:                               Regional Programming Partners ("RPP" or
                                        the "Borrower").

Joint Lead Arrangers, Joint             Merrill Lynch, Pierce, Fenner & Smith
   Bookrunners, Syndication Agents      Incorporated and Bear, Stearns & Co.
   and Documentation Agents:            Inc. (in such capacity, the "Lead
                                        Arrangers").

Administrative Agent:                   Merrill Lynch Capital Corporation or
                                        Bear Stearns Corporate Lending Inc. (in
                                        such capacity, the "Administrative
                                        Agent").

Lenders:                                Merrill Lynch Capital Corporation (or
                                        one of its affiliates), Bear Stearns
                                        Corporate Lending Inc. and a syndicate
                                        of financial institutions (collectively, the "Lenders") arranged by the Lead
                                        Arrangers in consultation with the
                                        Borrower.

Senior Credit Facilities:               Senior secured credit facilities (the
                                        "RPP Senior Credit Facilities") in an
                                        aggregate principal amount of up to $700
                                        million, such RPP Senior Credit
                                        Facilities consisting of the following:

                                        (A) Initial Term Loan B Facility. Term
                                        loan B facility in an aggregate
                                        principal amount of $500.0 million (the
                                        "Initial Term Loan B Facility"). Loans
                                        made under the Term Loan B Facility are
                                        herein referred to as "Term Loans").

                                        (A) Delayed Draw Term Loan B Facility.
                                        Delayed draw term loan B facility in an
                                        aggregate principal amount of $150.0
                                        million (the "Delayed Draw Term Loan B
                                        Facility", and together with the Initial
                                        Term Loan B Facility, the "Term Loan B
                                        Facilities"). Loans made under the Term
                                        Loan B Facilities are herein referred to as "Term Loans").

                                        (B) Revolving Credit Facility. A
                                        revolving credit facility in an
                                        aggregate principal amount of $50.0
                                        million (the "Revolving Credit
                                        Facility"). Loans made under the
                                        Revolving Credit Facility are herein
                                        referred to as "Revolving Loans"; the
                                        Term Loans and Revolving Loans are
                                        herein referred to collectively as
                                        "Loans". An amount to be agreed of the
                                        Revolving Credit Facility will be
                                        available as a letter of credit
                                        subfacility and as a swing line
                                        subfacility, in each case on customary
                                        terms.

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

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Documentation:                          Customary for facilities similar to the
                                        RPP Senior Credit Facilities and
                                        reasonably acceptable to the Borrower
                                        and the Lenders. The documentation for
                                        the RPP Senior Credit Facilities will
                                        include, among others, a credit
                                        agreement (the "Credit Agreement"),
                                        guarantees and appropriate pledge,
                                        security interest and other collateral
                                        documents (collectively, the "Credit
                                        Documents"). The Borrower and the
                                        Guarantors (as defined below under the
                                        section entitled "Guarantors") are
                                        herein referred to as the "Loan Parties"
                                        and individually as a "Loan Party".

Closing Date:                           The date of the consummation of the
                                        Merger (the "Closing Date").

Use of Proceeds:                        The proceeds of the Initial Term Loan B
                                        Facility will be used (a) to finance in
                                        part the Transactions and (b) to pay
                                        related fees and expenses in connection
                                        with the foregoing, subject to the terms
                                        and conditions set forth in the Credit
                                        Documents. The proceeds of the Delayed
                                        Draw Term Loan B Facility will be used
                                        for capital expenditures of the Borrower
                                        and its subsidiaries, subject to the
                                        terms and conditions set forth in the
                                        Credit Documents

                                        The Revolving Credit Facility will also
                                        be used after the Closing Date for
                                        working capital and general corporate
                                        purposes of the Borrower and its
                                        subsidiaries, subject to the terms and
                                        conditions set forth in the Credit
                                        Documents.

Availability:                           Term Loan B Facilities.

                                        The full amount of the Initial Term Loan
                                        B Facility will be available on the
                                        Closing Date in one drawing.

                                        The full amount of the Delayed Draw Term
                                        Loan B Facility will be available on the first anniversary of the Closing Date in one drawing.

                                        Any and all advances made under the Term
                                        Loan B Facilities that are repaid or
                                        prepaid may not be reborrowed.

                                        Revolving Credit Facility.

                                        The Revolving Credit Facility will be
                                        available on a fully revolving basis,
                                        subject to the terms and conditions set
                                        forth in the Credit Documents, in the
                                        form of revolving advances, swing line
                                        advances and letters of credit issued on
                                        and after the Closing Date until the
                                        date that is five years after the
                                        Closing Date (the "R/C Termination
                                        Date"); provided, however, that (subject
                                        to the limitations set forth above) no
                                        amount may be drawn on the Closing Date.
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                                        2

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
Guarantors:                             The direct parent of the Borrower and
                                        each of the Borrower's direct and
                                        indirect domestic subsidiaries existing
                                        on the Closing Date or thereafter
                                        created or acquired, shall
                                        unconditionally guarantee, on a joint
                                        and several basis, all obligations of
                                        the Borrower under the RPP Senior Credit
                                        Facilities, other than (a) any
                                        immaterial or inactive subsidiaries and
                                        (b) "Unrestricted Subsidiaries" (to be
                                        defined) (which subsidiaries, for the
                                        avoidance of doubt, shall not be
                                        considered "restricted subsidiaries" for
                                        purposes of the Commitment Letter or
                                        either Term Sheet). Each guarantor of
                                        any of the RPP Senior Credit Facilities
                                        is herein referred to as a "Guarantor"
                                        and its guarantee is referred to herein
                                        as a "Guarantee."

Security:                               The RPP Senior Credit Facilities and the
                                        obligations of the Borrower under each
                                        interest rate protection agreement
                                        entered into with a Lender or any
                                        affiliate of a Lender will be secured by
                                        the following property (collectively,
                                        the "Collateral"):

                                        (A) a perfected security interest in all of the capital stock (or other ownership interests) of the Borrower and each of the direct and indirect subsidiaries of the Borrower existing on the Closing
                                        Date or thereafter created or acquired,
                                        limited to, in the case of non-domestic
                                        subsidiaries, 65% of the shares of any
                                        direct, "first tier" non-domestic
                                        subsidiaries of the Borrower
                                        (collectively, the "Pledged Equity
                                        Collateral"); and

                                        (B) a perfected lien on, and security
                                        interest in, all of the tangible and
                                        intangible properties and assets
                                        (including all equipment, inventory,
                                        contract rights, real property
                                        interests, trademarks, trade names and
                                        other intellectual property and proceeds of the foregoing) of each Loan Party
                                        (collectively, other than the Pledged
                                        Equity Collateral, the "Other Pledged
                                        Collateral"), except in each case for
                                        those properties and assets as to which
                                        the Lead Arrangers shall determine in
                                        its sole discretion that the costs of
                                        obtaining such security interest are
                                        excessive in relation to the value of
                                        the security to be afforded thereby
                                        (subject to any restrictions and
                                        limitations relating to granting of any
                                        liens that are set forth in the
                                        indentures governing Central Park's and
                                        its restricted subsidiaries' senior and
                                        senior subordinated notes as in effect
                                        as of the date of the Commitment
                                        Letter).

                                        All such security interests will be
                                        created pursuant to documentation
                                        customary for facilities similar to the
                                        RPP Senior Credit Facilities and
                                        reasonably satisfactory in all respects
                                        to the Lead Arrangers and the Borrower.
                                        On the Closing Date, such security
                                        interests shall have become perfected
                                        (or arrangements for the perfection
                                        thereof reasonably satisfactory to the
                                        Lead Arrangers shall have been made) and
                                        the Lead Arrangers shall have received
                                        reasonably satisfactory evidence as to
                                        the enforceability, perfection and
                                        priority thereof.
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                                        3


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
Termination of Commitments:             The commitment in respect of all the RPP
                                        Senior Credit Facilities will
                                        automatically and permanently terminate
                                        in its entirety on July 31, 2007, if the Initial Term Loan B Facility is not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment
                                        Letter. The commitment in respect of the Delayed Draw Term Loan B Facility will automatically and permanently terminate in its entirety on the first anniversary of the Closing Date, if the Initial Term
                                        Loan B Facility is not drawn down on or
                                        prior to such date.

Final Maturity:                         (A) Term Loan B Facilities. The Term
                                        Loan B Facilities will mature on the
                                        date that occurs five years after the
                                        Closing Date.

                                        (B) Revolving Credit Facility. The
                                        Revolving Credit Facility will mature on the R/C Termination Date.

Amortization Schedule:                  The Term Loan B Facilities will amortize
                                        at a rate to be determined, with the
                                        balance paid on the Term B Loan B
                                        Maturity Date.

Letters of Credit:                      Letters of credit under the Revolving
                                        Credit Facility ("Letters of Credit")
                                        will be issued by a Lender or Lenders to be agreed by the Lead Arrangers and the Borrower (in such capacity, each an "Issuing Bank"). The issuance of all Letters of Credit shall be subject to the customary documentation requirements, procedures and fees of the Issuing Bank(s).

Interest Rates and Fees:                Interest rates and fees in connection
                                        with the RPP Senior Credit Facilities
                                        will be as specified on Annex I attached hereto.

Default Rate:                           Overdue principal, interest and other
                                        amounts under the Credit Documents shall bear interest at a rate per annum equal to a certain percentage (the "Default
                                        Rate Percentage") set forth in Annex I
                                        to the Fee Letter in excess of the
                                        otherwise applicable interest rate
                                        (including applicable margin).

Voluntary Prepayments/                  (A) Term Loan B Facilities. Advances
   Reductions in Commitments:           under the Term Loan B Facilities may be
                                        prepaid at any time in whole or in part
                                        at the option of the Borrower, in a
                                        minimum principal amount and in
                                        multiples to be agreed upon, without
                                        premium or penalty (except, in the case
                                        of LIBOR borrowings, breakage costs
                                        related to prepayments not made on the
                                        last day of the relevant interest
                                        period).

                                        Voluntary prepayments of the Term Loan B
                                        Facilities shall be applied pro rata to
                                        the remaining scheduled amortization
                                        payments in respect thereof. The
                                        outstanding commitments in respect of
                                        the Delayed Draw Term Loan B Facility
                                        may be reduced at any time in whole or
                                        in part at the option of the Borrower,
                                        in a minimum principal amount and in
                                        multiples to be
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                                        4

                                        agreed upon, without premium or penalty.

                                        (B) Revolving Credit Facility. The
                                        unutilized portion of the commitments
                                        under the Revolving Credit Facility may
                                        be reduced and advances under the
                                        Revolving Credit Facility may be repaid
                                        at any time, in each case, at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty
                                        (except, in the case of LIBOR advances,
                                        breakage costs related to prepayments
                                        not made on the last day of the relevant interest period).

Mandatory Prepayments:                  An amount equal to

                                        (A) 50% of annual Excess Cash Flow (to
                                        be defined),

                                        (B) 100% of the net cash proceeds
                                        (including condemnation and insurance
                                        proceeds) of asset sales and other asset dispositions by RPP's direct parent entity, RPP or any of its restricted subsidiaries (including, without limitation, insurance proceeds and subject to baskets, exceptions and reinvestment rights to be agreed upon),

                                        (C) 100% of the net cash proceeds of the issuance or incurrence of debt by RPP's direct parent entity, RPP or any of its restricted subsidiaries (subject to baskets and exceptions to be agreed upon) and

                                        (D) 100% of the net proceeds from any
                                        issuance of equity securities of RPP's
                                        direct parent entity, RPP or any of its
                                        restricted subsidiaries in any public
                                        offering or private placement or from
                                        any capital contribution (subject to
                                        baskets and exceptions to be agreed
                                        upon),

                                        Mandatory prepayments will be applied to the Term Loan B Facilities. Any application to the Term Loan B
                                        Facilities shall be applied pro rata to
                                        the remaining scheduled amortization
                                        payments. To the extent that the amount
                                        to be applied to the prepayment of Term
                                        Loans exceeds the aggregate amount of
                                        Term Loans then outstanding, such excess shall be applied to the Revolving
                                        Facility to permanently reduce the
                                        commitments thereunder; provided,
                                        however, that if at the time of such
                                        application the aggregate commitments
                                        under the Revolving Credit Facility are
                                        equal to or less than $10 million
                                        ("Threshold"), then such excess shall
                                        not be required to permanently reduce
                                        the commitments under the Revolving
                                        Credit Facility, and in no event shall
                                        such excess permanently reduce the
                                        commitments under the Revolving Credit
                                        Facility below the Threshold.

                                        Advances under the Revolving Credit
                                        Facility will be immediately prepaid to
                                        the extent that the aggregate extensions
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                                        5


                                        of credit under the Revolving Credit
                                        Facility exceed the commitments then in
                                        effect under the Revolving Credit
                                        Facility.

Conditions to Effectiveness             The effectiveness of the Credit
   and to Initial Advances:             Agreement and the making of the initial
                                        Loans under the RPP Senior Credit
                                        Facilities shall be subject to the
                                        conditions precedent set forth in
                                        Exhibit H to the Commitment Letter.

Conditions to All Extensions of         Each extension of credit under the RPP
   Credit:                              Senior Credit Facilities will be subject
                                        to customary conditions precedent,
                                        including the (A) absence of any Default
                                        or Event of Default (to be defined) and
                                        (B) continued accuracy of
                                        representations and warranties in all
                                        material respects (which materiality
                                        exception will not apply to
                                        representations and warranties to the
                                        extent already qualified by materiality
                                        standards).

Representations and Warranties:         Customary for facilities similar to the
                                        RPP Senior Credit Facilities, including,
                                        but no limited to, representations and
                                        warranties as to existence,
                                        qualification and power; authorization
                                        and enforceability; subsidiaries and
                                        unrestricted subsidiaries; no violation
                                        of law, contracts or organizational
                                        documents; no governmental authorization
                                        or third party approvals or consents;
                                        titles to properties; no collective
                                        bargaining agreements; tax matters;
                                        financial statements and no material
                                        adverse effect; forecasts and
                                        projections; investments and guaranties;
                                        no undisclosed litigation or
                                        liabilities; ERISA matters; intellectual
                                        property matters; compliance with laws;
                                        no default under material agreements; no
                                        casualties or condemnations; accuracy of
                                        information; margin regulations
                                        compliance; solvency; no finder's fees;
                                        description of business; no change in
                                        names; Investment Company Act status;
                                        senior debt; and perfection of security
                                        interests.

Affirmative Covenants:                  Customary for facilities similar to the
                                        RPP Senior Credit Facilities, including,
                                        but not limited to, preservation of
                                        existence; compliance with law;
                                        maintenance of properties; accounting
                                        methods and financial records;
                                        maintenance of insurance; payment of
                                        taxes and claims; visitation and
                                        inspection rights; payment of debt for
                                        borrowed money; use of proceeds; ERISA
                                        contributions and compliance; further
                                        assurances; indemnification against
                                        broker's claims; general
                                        indemnification; springing lien and
                                        guaranties for new guarantors; financial
                                        statements, certificates, reports and
                                        notices; performance of material
                                        contracts.

Negative Covenants:                     Customary for facilities similar to the
                                        RPP Senior Credit Facilities (all such
                                        covenants to be subject to customary
                                        baskets and exceptions and such others
                                        to be agreed upon), including, but not
                                        limited to: limitation on indebtedness
                                        and contingent obligations; limitation
                                        on liens and further negative pledges;
                                        limitation on investments; limitation on
                                        dividends, redemptions and repurchases


                                        6

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
                                        of equity interests and other
                                        distributions (with exceptions for
                                        dividends to make scheduled payments of
                                        debt of parent entities); limitation on
                                        mergers, acquisitions and asset sales;
                                        limitation on capital expenditures;
                                        limitation on issuance, sale and other
                                        disposition of subsidiary stock;
                                        limitation on sale-leaseback
                                        transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; limitation on creation of subsidiaries; limitation on prepayment or repurchase of subordinated indebtedness; and limitation on being a general partner in a partnership.

Financial Covenants:                    The RPP Senior Credit Facilities will
                                        contain financial covenants appropriate
                                        in the context of the proposed
                                        transaction, and customary for
                                        facilities similar to the RPP Senior
                                        Credit Facilities, consisting of
                                        (definitions and numerical calculations
                                        to be set forth in the Credit
                                        Agreement): (a) total leverage ratio;
                                        (b) interest coverage ratio; and (c)
                                        senior secured leverage ratio; with
                                        covenant levels to be mutually agreed.


Events of Default:                      Customary for facilities similar to the
                                        RPP Senior Credit Facilities, including,
                                        but not limited to breach of
                                        representation or warranty; nonpayment
                                        of principal, interest, fees or other
                                        amounts; breach of covenants; change of
                                        control; reduction of paying
                                        subscribers; bankruptcy, insolvency
                                        proceedings, etc.; judgment defaults;
                                        ERISA defaults; cross-defaults to other
                                        indebtedness; and actual or asserted
                                        invalidity of loan documentation.


Interest Rate Management:               At least 50% of the aggregate principal
                                        amount of all outstanding indebtedness
                                        of Central Park and its subsidiaries
                                        must be subject to either to a fixed
                                        rate or be hedged on terms and
                                        conditions and for a period of time in
                                        each case reasonably satisfactory to the
                                        Lead Arrangers.

Yield Protection and Increased          Customary for facilities similar to the
   Costs; and Replacement of Lenders:   RPP Senior Credit Facilities, including
                                        protective provisions for such matters
                                        as defaulting banks, capital adequacy,
                                        increased costs, reserves, funding
                                        losses, breakage costs, illegality and
                                        withholding taxes.

                                        Subject to customary conditions
                                        (including that no default shall have
                                        occurred and be continuing), the
                                        Borrower shall have the right to replace any Lender that (a) charges an amount with respect to contingencies described in the immediately preceding paragraph or (b) refuses to consent to certain amendments or waivers of the RPP Senior
                                        Credit Facilities which expressly
                                        require the consent of such Lender and
                                        which have been approved by the Required
                                        Lenders (or, in certain circumstances
                                        applicable to a particular tranche, a
                                        majority of the applicable


                                        7

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
                                        tranche of Lenders).

Assignments and Participations:         Each assignment (unless to another
                                        Lender or its affiliates) shall be in a
                                        minimum amount of $1.0 million for the
                                        Term Loan B Facilities and $5.0 million
                                        for the Revolving Credit Facility
                                        (unless the Borrower and the Lead
                                        Arrangers otherwise consent or unless
                                        the assigning Lender's exposure is
                                        thereby reduced to zero). Assignments
                                        (which may be non-pro rata among the RPP
                                        Senior Credit Facilities) shall be
                                        permitted with the Borrower's and the
                                        Lead Arrangers' consent (such consents
                                        not to be unreasonably withheld, delayed
                                        or conditioned), except that no such
                                        consent of the Borrower need be obtained
                                        to effect (a) an assignment in respect
                                        of the Term Loan B Facilities other than
                                        an assignment to a competitor (to be
                                        defined) of Central Park, (b) an
                                        assignment to any Lender (or its
                                        affiliates) or (c) an assignment if any
                                        default has occurred and is continuing.
                                        Participations shall be permitted
                                        without restriction. Voting rights of
                                        participants will be subject to
                                        customary limitations.

Required Lenders:                       Lenders having a majority of the
                                        outstanding credit exposure under the
                                        RPP Senior Credit Facilities (the
                                        "Required Lenders"), subject to
                                        amendments or waivers of certain
                                        provisions of the Credit Documents
                                        requiring the consent of each affected
                                        Lender (or all Lenders) or Lenders
                                        having a majority of the outstanding
                                        credit exposure under each affected RPP
                                        Senior Credit Facility (including a
                                        requirement for a majority of the
                                        Lenders under the Revolving Credit
                                        Facility to approve waivers or
                                        amendments affecting the conditions to
                                        additional advances under the Revolving
                                        Credit Facility).

Expenses and Indemnification:           All reasonable out-of-pocket expenses of
                                        the Lead Arrangers and the
                                        Administrative Agent (and of all Lenders
                                        in the case of enforcement costs and
                                        documentary taxes) associated with the
                                        negotiation, preparation, execution and
                                        delivery of any waiver or modification
                                        (whether or not effective) of, and the
                                        enforcement of, any Credit Document
                                        (including the reasonable fees,
                                        disbursements and other charges of
                                        counsel for the Lead Arrangers) are to
                                        be paid by the Loan Parties.

                                        The Loan Parties will jointly and
                                        severally indemnify each of the Lead
                                        Arrangers, the Administrative Agent and
                                        the Lenders and hold them harmless from
                                        and against all costs, expenses
                                        (including fees, disbursements and other
                                        charges of counsel) and all liabilities
                                        arising out of or relating to any
                                        litigation or other proceeding
                                        (regardless of whether the Lead
                                        Arrangers, the Administrative Agent or
                                        any such Lender is a party thereto) that
                                        relate to the Transactions or any
                                        transactions related thereto, except to
                                        the extent finally determined by a court
                                        of competent jurisdiction to have
                                        resulted from such person's bad faith,
                                        gross negligence or willful misconduct.
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                                        8

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
Governing Law and Forum:                New York.

Waiver of Jury Trial:                   All parties to the Credit Documents
                                        waive the right to trial by jury.

Special Counsel for Lead Arrangers:     Shearman & Sterling LLP (including local
                                        counsel as selected by the Lead
                                        Arrangers).

                                                                         ANNEX I

Interest Rates and Fees:                The Borrower will be entitled to make
                                        borrowings based on the ABR plus the
                                        Applicable Margin or LIBOR plus the
                                        Applicable Margin. The Loans under the
                                        RPP Senior Credit Facilities will bear
                                        interest, at the option of the Borrower,
                                        at (a) ABR plus the Applicable Margin or
                                        (b) LIBOR plus the Applicable Margin.

                                        The "Applicable Margin" with respect to
                                        the Revolving Credit Facility will be
                                        (a) prior to the Trigger Date (as
                                        defined below), a percentage per annum
                                        set forth in Annex I to the Fee Letter
                                        and (b) on and after the Trigger Date,
                                        determined pursuant to a grid to be
                                        determined which will be based on the
                                        Total Leverage Ratio (to be defined).

                                        The "Applicable Margin" with respect to
                                        the Term Loan B Facilities will be a
                                        percentage per annum set forth in Annex
                                        I to the Fee Letter.

                                        "Trigger Date" means the first date
                                        after the Closing Date on which the
                                        Borrower delivers financial statements
                                        and a computation of the Total Leverage
                                        Ratio (to be defined) for the first
                                        fiscal quarter ended at least six months after the Closing Date in accordance with the Credit Agreement.

                                        Unless consented to by the Lead
                                        Arrangers in their sole discretion, no
                                        LIBOR Loans may be elected on the
                                        Closing Date or prior to the date 30
                                        days thereafter (unless the completion
                                        of the primary syndication of the RPP
                                        Senior Credit Facilities as determined
                                        by the Lead Arrangers shall have
                                        occurred).

                                        "ABR" means the higher of (a) the prime
                                        rate of interest announced or
                                        established by the Lender acting as the
                                        Administrative Agent from time to time,
                                        changing effective on the date of
                                        announcement or establishment of said
                                        prime rate changes and (b) the Federal
                                        Funds Rate plus 0.50% per annum. The
                                        prime rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.

                                        "LIBOR" means the rate determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR advance, as adjusted for maximum statutory reserves.

                                        The Borrower may select interest periods
                                        of one, two, three or six months for
                                        LIBOR borrowings. Interest will be
                                        payable in
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
                                        arrears (a) in the case of ABR advances,
                                        at the end of each quarter and (b) in
                                        the case of LIBOR advances, at the end
                                        of each interest period and, in the case
                                        of any interest period longer than three
                                        months, no less frequently than every
                                        three months. Interest on all borrowings
                                        shall be calculated on the basis of the
                                        actual number of days elapsed over (a)
                                        in the case of LIBOR Loans, a 360-day
                                        year and (b) in the case of ABR Loans, a
                                        365-or 366-day year, as the case may be.

                                        Commitment fees accrue on the undrawn
                                        amount of the Revolving Credit Facility
                                        and the Delayed Draw Term Loan B
                                        Facility, commencing on the Closing
                                        Date. The commitment fee in respect of
                                        the Revolving Credit Facility and the
                                        Delayed Draw Term Loan B Facility will
                                        be a percentage per annum (the
                                        "Unutilized Commitment Fee Percentage")
                                        set forth in Annex I to the Fee Letter.

                                        All commitment fees will be payable in
                                        arrears at the end of each quarter and
                                        upon any termination of any commitment,
                                        in each case for the actual number of
                                        days elapsed over a 360-day year.

                                        Letter of Credit fees will be payable
                                        for the account of the Revolving Credit
                                        Facility Lenders on the daily average
                                        undrawn face amount of each Letter of
                                        Credit at a rate per annum equal to the
                                        Applicable Margin for Loans under the
                                        Revolving Credit Facility that bear
                                        interest at LIBOR in effect at such
                                        time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to a percentage per annum
                                        (the "Issuing Fee Percentage") set forth in Annex I to the Fee Letter shall be payable to the Issuing Bank for its own account, which fee shall also be payable quarterly in arrears.

                                        The Lead Arrangers and the
                                        Administrative Agent shall receive such
                                        other fees as shall have been separately agreed with the Borrower in the fee letter between them.

CONFIDENTIAL                                                           EXHIBIT H

                                CREDIT FACILITIES

                             CONDITIONS PRECEDENT(1)

Conditions to Effectiveness             The entering into and the effectiveness
   and to Initial Advances:             of the documentation for the Credit
                                        Facilities and the making of the initial
                                        advances under the Credit Facilities
                                        shall be subject to the following
                                        conditions precedent:

                                        (A) The execution and delivery of Loan
                                        Documents for each Credit Facility
                                        reasonably acceptable in form and
                                        substance to the Lenders thereunder by
                                        each Borrower and the Guarantors party
                                        thereto and the receipt by the Lenders
                                        of (i) reasonably satisfactory opinions
                                        of counsel, corporate resolutions,
                                        certificates, notices of borrowing and
                                        other documents and (ii) in the case of
                                        the Senior Facilities, reasonably
                                        satisfactory evidence that the
                                        Administrative Agent thereunder (on
                                        behalf of the Lenders thereunder) shall
                                        have a valid and perfected first
                                        priority (subject to certain exceptions
                                        to be set forth in the Credit Documents) security interest in the Collateral (as defined in the CSC Senior Credit
                                        Facilities Term Sheet, the RNS Senior
                                        Credit Facilities Term Sheet and the RPP
                                        Senior Credit Facility Term Sheet, as
                                        applicable).

                                        (B) All requisite governmental
                                        authorities and third parties shall have approved or consented to the
                                        Transactions and the other transactions
                                        contemplated by the Commitment Letter to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of each Lead
                                        Arranger) and all such approvals shall
                                        be in full force and effect, except for
                                        any such approvals and consents the
                                        failure of which to be obtained would
                                        not reasonably be expected to have a
                                        Material Adverse Effect (as defined
                                        below); and all applicable waiting
                                        periods shall have expired.

                                        (C) The absence of any action, suit,
                                        investigation or proceeding pending or,
                                        to the knowledge of Super Holdco,
                                        Central Park, Intermediate Holdco, CSC,
                                        RPH, RNS, RPP or any of their respective restricted subsidiaries threatened in any court or before any arbitrator or governmental authority (including, without limitation, the absence of any adverse change or development in any litigation reported on the latest Form
                                        10-K filing or in the SEC's or the
                                        Department of

----------
(1) Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").

                                        Justice's investigation or any related
                                        investigation of Central Park's
                                        accounting practices) that would
                                        reasonably be expected to (i) have a
                                        material adverse effect on the business, assets, financial condition, liabilities
                                        (contingent or otherwise) or results of
                                        operations of Super Holdco, Central
                                        Park, CSC, RPH, RNS, RPP and their
                                        respective restricted subsidiaries taken as a whole or on any aspect of the Transactions, (ii) adversely affect the ability of the relevant Borrower or any Guarantor to perform its obligations under the Loan Documents or (iii) adversely affect the rights and remedies of the Lenders under any of the Loan
                                        Documents (any of the foregoing under
                                        clause (i), (ii) or (iii), a "Material
                                        Adverse Effect").

                                        (D) Each Lead Arranger and the Lenders
                                        shall have received:

                                             (i)(1) audited consolidated
                                        financial statements of Central Park and its subsidiaries, of RPH and its subsidiaries, of RNS and its subsidiaries, and of RPP and its subsidiaries, in each case for the three fiscal years ended most recently prior to the Merger; (2) unaudited consolidated financial statements of
                                        Central Park and its subsidiaries, of
                                        RPH and its subsidiaries, of RNS and its subsidiaries, and of RPP and its subsidiaries, in each case for any interim quarterly periods that have ended since the most recent of such audited financial statements referred to in clause (1) above, and at least 40 days prior to the Closing Date; and (3)
                                        pro forma financial statements of Super
                                        Holdco and its subsidiaries,
                                        Intermediate Holdco and its
                                        subsidiaries, CSC and its subsidiaries,
                                        RPH and its subsidiaries, RNS and its
                                        subsidiaries, and of RPP and its
                                        subsidiaries, in each case after giving
                                        effect to the Transactions for the most
                                        recently completed fiscal year and the
                                        period commencing with the end of the
                                        most recently completed fiscal year and
                                        ending with the most recently completed
                                        month, which in each case with respect
                                        to clause (2) and to clause (3) above,
                                        (a) shall be reasonably satisfactory in
                                        form to each Lead Arranger and the
                                        Lenders and (b) shall meet the
                                        requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1;
                                        and

                                             (ii) evidence reasonably
                                        satisfactory to each Lead Arranger that:

                                             (1) the ratio of total debt of
                                        Super Holdco and its restricted
                                        subsidiaries at the Closing Date to the
                                        consolidated EBITDA of Super Holdco and
                                        its restricted subsidiaries for the most recently ended three months multiplied by 4 (which ratio shall reflect the Transactions on
                                        a pro forma basis) was not greater than
                                        8.00 to 1.00;

                                             (2) the ratio of total debt of RPH
                                        and its restricted subsidiaries at the
                                        Closing Date to the consolidated EBITDA
                                        of RPH and its restricted subsidiaries
                                        for the most recently ended three months multiplied by 4 (which ratio shall reflect the Transactions on a pro forma basis) was not greater than 8.00 to 1.00;

                                             (3) the ratio of total debt of RPP
                                        and its restricted subsidiaries at the
                                        Closing Date to the consolidated EBITDA
                                        of RPP and its restricted subsidiaries
                                        for the most recently ended three months multiplied by 4 (which ratio shall reflect the Transactions on a pro forma basis) was not greater than 5.00 to 1.00;

                                             (4) the pro forma financial
                                        statements delivered pursuant to clause
                                        D(i) above and the forecasts delivered
                                        pursuant to clause D(ii) above were
                                        prepared in good faith on the basis of
                                        the assumptions stated therein, which
                                        assumptions were believed reasonable in
                                        light of the then existing conditions,

                                        and, in the case of each of clauses (1)
                                        through (4) above in this clause (ii),
                                        the chief financial officer of the
                                        applicable Borrower and Guarantor shall
                                        have provided the Lenders a written
                                        certification to that effect.

                                        For all purposes of the Commitment
                                        Letter and the Term Sheets, EBITDA shall be determined in a manner that meets the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder and is consistent with the calculation of the definition of
                                        "Annualized Operating Cash Flow" under
                                        the Existing Central Park Senior Notes.

                                        (E) After the date hereof and prior to
                                        and during the syndication of the Credit
                                        Facilities, none of Central Park or any
                                        of its subsidiaries, nor Super Holdco
                                        nor Merger Co, shall have syndicated or
                                        issued, attempted to syndicate or issue, announced or authorized the announcement of, or engaged in discussions concerning the syndication or issuance of any debt facility or debt security of any of them, including renewals thereof, other than the following (collectively, the
                                        "Permitted Financings"): (i) the Credit
                                        Facilities; and (ii) the Senior Notes.

                                        (F) (i) The Lead Arrangers shall have
                                        had the opportunity to complete, and
                                        Central Park, its subsidiaries and
                                        affiliates

                                        shall have cooperated reasonably
                                        (including providing the Lead Arrangers
                                        with access to management for
                                        discussions of business plans) in the
                                        completion of, business, legal, tax,
                                        accounting and environmental due
                                        diligence investigation of Central Park
                                        and its subsidiaries and they shall be
                                        satisfied in their reasonable judgment
                                        with the results thereof (it being
                                        understood that the Lead Arrangers
                                        intend to work expeditiously to complete all such due diligence).

                                             (ii) The Lead Arrangers shall not
                                        have become aware after the date hereof
                                        of any information or other matter that
                                        is inconsistent in a material and
                                        adverse manner with any information or
                                        other material disclosed prior to the
                                        date of the Commitment Letter.

                                        (G) (i) Central Park, MLPF&S and BSC
                                        shall have executed and delivered the
                                        engagement letter (the "Engagement
                                        Letter") dated as of the date hereof
                                        from MLPF&S and BSC to you, the
                                        Engagement Letter shall be in full force and effect, and Central Park shall not be in breach thereof.

                                             (ii) Central Park, Merrill Lynch,
                                        MLPF&S, BSC and BSCL shall have executed and delivered the Fee Letter, the Fee
                                        Letter shall be in full force and
                                        effect, and Central Park shall not be in breach thereof.

                                        (H) All accrued fees and expenses
                                        (including, without limitation, the
                                        reasonable fees and expenses of counsel
                                        to Lead Arrangers) of each Lead Arranger in connection with the Loan Documents that are payable on the Closing Date shall have been paid.

                                        (I) The delivery of a certificate from
                                        the chief financial officer of each
                                        Borrower in form and substance
                                        reasonably satisfactory to each Lead
                                        Arranger with respect to the solvency
                                        (on a consolidated basis) of such
                                        Borrower and its subsidiaries
                                        immediately after giving effect to the
                                        Transactions.

                                        (J)(i) The final terms, conditions and
                                        structure of each Specified Transaction
                                        shall be in form and substance
                                        reasonably satisfactory to each Lead
                                        Arranger.

                                             (ii) Prior to the making of the
                                        initial advances under the Credit
                                        Facilities,

                                             (1) the Lead Arrangers shall have
                                        received evidence reasonably
                                        satisfactory to them that Intermediate
                                        Holdco, CSC and RNS shall have
                                        restricted payment capacities under all
                                        applicable outstanding bond indentures
                                        of at least $3.43

                                        billion, $2.53 billion and $300.0
                                        million, respectively, and

                                             (2) the other Specified
                                        Transactions (other than the Merger, the CSC Transactions, the RNS Transactions and the making of the Intermediate
                                        Holdco Dividend Payment, the RPH
                                        Dividend Payment, the RPP Dividend
                                        Payment and the RMHI Purchase) shall
                                        have been consummated.

                                             (iii) Simultaneously with the
                                        making of the initial advances under the Credit Facilities,

                                             (1) the CSC Transactions and the
                                        RNS Transactions shall have been
                                        consummated and the Intermediate Holdco
                                        Dividend Payment, the RPH Dividend
                                        Payment, the RPP Dividend Payment and
                                        the RMHI Purchase shall have been made,
                                        and

                                             (2) the Merger shall have been
                                        consummated in accordance with the
                                        Merger Agreement and any other related
                                        documentation, which shall be, including with respect to any condition relating to the maximum number of shares with respect to which statutory appraisal rights shall have been exercised, reasonably satisfactory to each Lead
                                        Arranger (without any waiver of
                                        amendment of any material term or
                                        condition thereof not approved by each
                                        Lead Arranger). Each of the parties
                                        thereto shall have complied in all
                                        material respects with all covenants set forth in the Merger Agreement and any other related documentation to be complied by it on or prior to the Closing Date (without any waiver or amendment of any material term or condition thereof not approved by each Lead Arranger, which approval shall not be unreasonably withheld or delayed).

                                             (iv) Each of the Credit Facilities
                                        (other than the Revolving Credit
                                        Facility in respect of the CSC Senior
                                        Credit Facilities and the RNS Revolving
                                        Credit Facility) shall have been drawn
                                        down substantially concurrently (or, in
                                        the case of the Super Holdco Interim
                                        Loan, the Intermediate Holdco Interim
                                        Loan or the RPH Interim Loan, the Super
                                        Holdco Senior Notes, the Intermediate
                                        Holdco Senior Notes or the RPH Senior
                                        Notes, as the case may be, shall have
                                        been issued substantially concurrently
                                        in lieu of such drawing).

                                             (v) Each of the Specified
                                        Transactions shall have been consummated on terms and conditions and pursuant to documentation reasonably satisfactory to each Lead Arranger (without any waiver or amendment of any material term or condition thereof not approved by each Lead Arranger) (including, in the case of the CSC Refinancing and the RNS
                                        Refinancing, pay-off letters and
                                        releases of liens).

                                        (K) Each aspect of the Transactions, the financing thereof and the consummation thereof shall be in compliance in all material respects with all applicable laws and regulations.

                                        (L) After giving effect to the
                                        Transactions, none of the Central Park
                                        Entities nor any of their respective
                                        restricted subsidiaries shall have
                                        outstanding any indebtedness or
                                        preferred stock or lien or encumbrances
                                        on their assets other than the loans
                                        made and liens created under the Credit
                                        Facilities (or, in the case of the Super
                                        Holdco Interim Loan, the Intermediate
                                        Holdco Interim Loan or the RPH Interim
                                        Loan, the Super Holdco Senior Notes, the
                                        Intermediate Holdco Senior Notes or the
                                        RPH Senior Notes in lieu thereof),
                                        customary permitted liens, indebtedness
                                        incurred in the ordinary course of
                                        business, and such other debt or
                                        preferred stock as is set forth on
                                        Appendix I to this Exhibit H.

                                        (M) There shall not have occurred any
                                        material adverse change or any condition or event that would reasonably be expected to result in a material adverse change in the financial condition (from that shown by the balance sheets as at December 31, 2005 included in said financial statements referred to in clause (D)(i)(1) above), business, assets or results of operations of Central Park, CSC, RPH, RNS, RPP and their respective restricted subsidiaries
                                        (after giving effect to the
                                        Transactions) since December 31, 2005.

                                        (N) There shall be insurance coverage
                                        for Super Holdco, Intermediate Holdco,
                                        CSC, RPH, RNS, RPP and their respective
                                        restricted subsidiaries, in each case of such types, in such amounts and on such terms and conditions as are customarily maintained by entities engaged in the same or similar business.

                                        (O) Each Borrower shall have obtained a
                                        debt rating of each of the Credit
                                        Facilities and of the Senior Notes from
                                        Moody's Investors Service Inc.
                                        ("Moody's") and Standard & Poor's, a
                                        division of The McGraw-Hill Companies,
                                        Inc. ("S&P").

                                        (P) In the case of any of the Interim
                                        Loans, the applicable Borrower thereof
                                        shall have provided to each Lead
                                        Arranger not later than 30 days prior to the Closing Date a substantially complete initial draft of a registration statement or a Rule 144A confidential offering memorandum relating to the issuance of the Senior Notes in respect of such Interim Loan that contains all financial statements and other data that the Securities and Exchange Commission would require in a registered offering of such Senior Notes or that each Lead
                                        Arranger otherwise reasonably consider
                                        necessary or

                                        desirable and is reasonably available
                                        for the marketing of such Senior Notes
                                        (collectively, the "Required
                                        Information"), including, without
                                        limitation, (A) audited consolidated
                                        financial statements of (x) Central Park and its subsidiaries in the case of the Super Holdco Senior Notes and the
                                        Intermediate Holdco Senior Notes and (y)
                                        RPH and its subsidiaries in the case of
                                        the RPH Senior Notes, in each case for
                                        the three fiscal years ended most
                                        recently prior to the Merger, (B)
                                        unaudited consolidated financial
                                        statements of (x) Central Park and its
                                        subsidiaries in the case of the Super
                                        Holdco Senior Notes and the Intermediate
                                        Holdco Senior Notes and (y) RPH and its
                                        subsidiaries in the case of the RPH
                                        Senior Notes, for any interim quarterly
                                        periods that have ended since the most
                                        recent of such audited financial
                                        statements, and (C) pro forma financial
                                        statements as to such Borrower and its
                                        subsidiaries after giving effect to the
                                        Transactions for the most recently
                                        completed fiscal year and the period
                                        commencing with the end of the most
                                        recently completed fiscal year and
                                        ending with the most recently completed
                                        month, which in each case with respect
                                        to the foregoing, (i) shall be
                                        reasonably satisfactory in form and
                                        substance to each Lead Arranger and (ii) shall meet the requirements of
                                        Regulation S-X under the Securities Act
                                        of 1933, as amended, and all other
                                        accounting rules and regulations of the
                                        SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1.

                                        (Q) In the case of any of the Interim
                                        Loans, the applicable Borrower thereof
                                        shall have cooperated reasonably and in
                                        good faith with the marketing effort for the applicable Senior Notes Offering with a view to effecting the issuance of the Senior Notes with respect thereto in lieu of the draw down of such Interim
                                        Loan and shall have provided to each
                                        Lead Arranger not later than 20 days
                                        prior to the Closing Date, a complete
                                        printed preliminary offering memorandum
                                        or, in the case of a registered
                                        offering, a complete printed preliminary prospectus reflecting Securities and
                                        Exchange Commission final comment
                                        responses usable in a customary
                                        high-yield road show relating to the
                                        issuance of such Senior Notes and
                                        containing all Required Information.

                                        (R) Since the date of the Commitment
                                        Letter, neither Central Park nor any of
                                        its restricted subsidiaries shall engage in any business activities or make any material investments in any person or business, other than those businesses engaged or contemplated to be engaged in by, and those investments currently being made or contemplated to be made by, Central Park and/or any of its restricted subsidiaries as of the date of the Commitment Letter, investments in Central Park or any restricted subsidiary thereof, ordinary course investments and other than in connection with the Transactions.

                                                                      APPENDIX I

                            OUTSTANDING INDEBTEDNESS

1.   CSC's Senior and Senior Subordinated Notes:

     $500.0 million 8 1/8% Senior Notes due 2009

     $500.0 million 7 1/4% Senior Notes due 2008

     $500.0 million 7 5/8% Senior Debentures due 2018

     $300.0 million 7 7/8% Senior Debentures due 2018

     $500.0 million 7 7/8% Senior Notes due 2007

     $400.0 million 8 1/8% Senior Debentures due 2009

     $1.0 billion 7 5/8% Senior Notes due 2011

     $500.0 million 6 3/4% Senior Notes due 2012

     $250.0 million 10 1/2% Senior Subordinated Debentures due 2016

2.   $4.0 million of capital leases

3.   Intermediate Holdco's Senior Notes:

     $500.0 million Floating Rate Senior Notes due 2009

     $1.0 billion 8% Senior Notes due 2012